UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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COVANTA HOLDING CORPORATION

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COVANTA HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 8, 2014
To our Stockholders:
We are notifying you that our 2014 Annual Meeting of Stockholders, referred to as the "Annual Meeting," will be held on May 8, 2014, at Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960, at 11:00 a.m. local time. At the meeting we will ask you to:
1.  elect ten directors to our Board of Directors, each for a term of one year;
2.  ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the 2014 fiscal year;

3.	approve the Covanta Holding Corporation 2014 Equity Award Plan:

4.	conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement; and

5.	consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
As permitted by the Securities and Exchange Commission, Covanta is providing stockholders with access to our proxy materials via the Internet rather than in paper form. Accordingly, on or about March 24, 2014, we mailed to stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, containing instructions on how to access the proxy materials over the Internet. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and our 2013 Annual Report to Stockholders. The Notice also instructs you on how you may submit your proxy to vote by mail, by telephone or via the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Our Board of Directors has fixed the close of business on March 10, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices prior to the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please follow the instructions on the proxy card for voting via the Internet, by telephone or by mail as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy form issued in your name from the institution that is the record holder and bring the proxy form to the Annual Meeting.

By Order of the Board of Directors
COVANTA HOLDING CORPORATION
Timothy J. Simpson
Secretary
Morristown, New Jersey
March 24, 2014

COVANTA HOLDING CORPORATION
445 South Street
Morristown, New Jersey 07960
PROXY STATEMENT
The enclosed proxy is solicited by the Board of Directors of Covanta Holding Corporation for use at the Covanta Holding Corporation 2014 Annual Meeting of Stockholders, referred to as the "Annual Meeting," to be held on May 8, 2014, at 11:00 a.m. local time, or any adjournment or postponement of the Annual Meeting, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960. These proxy materials were made available via the Internet on or about March 24, 2014 to all stockholders entitled to vote at the Annual Meeting. The proxy materials consist of this proxy statement, a proxy card and our 2013 Annual Report to Stockholders. Throughout this proxy statement when the terms “Covanta,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Covanta Holding Corporation and we sometimes refer to our Board of Directors as the “Board.” Our subsidiary, Covanta Energy Corporation, is often referred to in this proxy statement as “Covanta Energy.”
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including:

•	election of ten directors to our Board of Directors, each for a term of one year (see page 11);

•	ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the 2014 fiscal year (see page 14);

•	approval of the Covanta Holding Corporation 2014 Equity Award Plan (see page 14); and

•	an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (see page 20).
In addition, management will report on our performance and respond to questions from stockholders.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials in the mail?
In accordance with rules adopted by the Securities and Exchange Commission, referred to in this proxy statement as the “SEC,” we may furnish proxy materials, including this proxy statement and our 2013 Annual Report to Stockholders, to our stockholders by providing access to those documents on the Internet instead of mailing printed copies. A Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice,” was mailed to stockholders on March 24, 2014, and it will instruct you on how to access and review all of our proxy materials for the Annual Meeting on the Internet. The Notice also instructs you on how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
How do I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting via the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing an Internet link to those materials and an Internet link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the record date of March 10, 2014 are entitled to vote their shares at the Annual Meeting. On that date, there were 131,075,423 shares of our common stock outstanding and entitled to vote.

How many votes do I have?
You will have one vote for each outstanding share of our common stock that you owned on March 10, 2014 (the record date), as each outstanding share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
How many votes must be present to hold the Annual Meeting?
The presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for the purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that record holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until there is a quorum. The Annual Meeting may be reconvened without additional notice to the stockholders within 30 days after the date of the prior adjournment if we announce the reconvened meeting at the prior adjournment. A quorum must be present at such reconvened meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record” or “record owner” of those shares. As a record owner, the Notice of Internet Availability of Proxy Materials has been sent directly to you. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner, the Notice has been sent to the holder of record of your shares. If you wish to attend the Annual Meeting and vote shares of our common stock held through a broker, bank or other nominee, you will need to obtain a proxy form issued in your name to bring to the meeting from the institution that holds your shares and follow the voting instructions on that form.
How do I vote my shares at the Annual Meeting?
You may vote either in person at the Annual Meeting or by proxy. If you vote by proxy, you may still attend the Annual Meeting in person.
If you wish to vote in person at the Annual Meeting, please attend the meeting and you will be instructed there as to the balloting procedures. Please bring personal photo identification with you to the meeting. If you are a beneficial owner of shares, you must obtain a proxy form issued in your name from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting in person.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy via the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy via the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank or other nominee. If you do this, your shares of common stock represented by the proxy will be voted by the proxy holders in accordance with your instructions. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern time on May 7, 2014. Anthony J. Orlando and Timothy J. Simpson are the proxy holders. If you are a beneficial owner of shares, you will need to obtain a proxy form issued in your name from the institution that holds your shares and follow the voting instructions on the proxy form.
If you do not intend to vote in person at the Annual Meeting, please remember to submit your proxy to us prior to the Annual Meeting to ensure that your vote is counted.
Can I revoke my proxy or change my vote after I have voted?
Even after you have submitted your proxy, you may revoke your proxy or change your vote. If you are the record owner of the shares, you can revoke your proxy by doing one of the following before your proxy is exercised at the Annual Meeting:

(1)	deliver a written notice of revocation to our Secretary at Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960; or

(2)	submit a properly executed proxy bearing a later date; or

(3)	attend the Annual Meeting and cast your vote in person.

To revoke a proxy previously submitted via the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked. If you are the beneficial owner of shares and have submitted your proxy to the institution that holds your shares, you will need to contact that institution and follow its instructions for revoking a proxy.
Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Annual Meeting.
What if I do not vote for some of the matters listed on the proxy?
If you properly execute, date and return a proxy to us without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted by the proxy holders as follows:

•	“FOR” election of the ten nominees for director;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the 2014 fiscal year;

•	“FOR” approval of the Covanta Holding Corporation 2014 Equity Award Plan; and

•	“FOR” an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
In addition, if other matters are properly presented for voting at the Annual Meeting, or at any adjournment or postponement thereof, your proxy grants Messrs. Orlando and/or Simpson the discretion to vote your shares on such matters. If, for any unforeseen reason, any of the director nominees described in this proxy statement are not available as a candidate for director, then Messrs. Orlando and/or Simpson will vote the stockholder proxies for such other candidate or candidates as the Board may nominate.
How many votes are required to elect directors and to adopt the other proposals?
In the election for directors, the ten nominees receiving the highest number of “FOR” votes cast in person or by proxy will be elected. A “WITHHOLD” vote for a nominee is the equivalent of abstaining. Abstentions and broker non-votes are not counted as votes cast for the purposes of, and therefore will have no impact as to, the election of directors. Although the director nominees with the highest number of “FOR” votes cast will be elected at the Annual Meeting, our Corporate Governance Guidelines contain a Majority Voting Policy which requires any nominee for director in an uncontested election to tender his or her resignation to the Board if that nominee receives a greater number of “WITHHOLD” votes than “FOR” votes in any election. The Board's Nominating and Governance Committee will consider the resignation offer and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act upon the Nominating and Governance Committee's recommendation no later than 90 days following certification of the stockholder vote. A complete copy of our Corporate Governance Guidelines is posted on our website at www.covanta.com.
All proposals, other than the election of directors, require the affirmative “FOR” vote of a majority of those shares present and entitled to vote to pass. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes will not be considered, and will not be counted for any purpose in determining whether a matter has been approved.
Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants addressed by Proposal No. 2 in this proxy statement; therefore, your shares may be voted on Proposal No. 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. On non-routine matters, such as Proposal No. 1, Proposal No. 3, and Proposal No. 4, brokers, banks or other nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares.
Representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as the inspector of election at the Annual Meeting.
Can my shares be voted if I do not return my proxy and do not attend the Annual Meeting?
If you do not vote your shares and you are the beneficial owner of the shares, your broker can vote your shares on matters that the New York Stock Exchange has ruled are routine.
If you do not vote your shares and you are the record owner of the shares, your shares will not be voted.

Who pays the cost of solicitation of proxies for the Annual Meeting?
We will pay the cost of solicitation of proxies. We have engaged Laurel Hill Advisory Group, LLC to assist in soliciting proxies on our behalf. Laurel Hill Advisory Group, LLC may solicit proxies personally, electronically or by telephone. We have agreed to pay Laurel Hill Advisory Group, LLC a fee of $9,000 for its services. We have also agreed to reimburse Laurel Hill Advisory Group, LLC for its reasonable out-of-pocket expenses and to indemnify Laurel Hill Advisory Group, LLC and its employees against certain liabilities arising from or in connection with the engagement. Our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation for such proxy solicitation activity. Brokers and other nominees who held our common stock on the record date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to our stockholders.

BOARD STRUCTURE AND COMPOSITION
The Board is currently comprised of ten directors. During 2013, the Board held five meetings and took action by unanimous written consent four times. Each director attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2013. We expect our Board members to attend the Annual Meeting of Stockholders. In May 2013 all of the directors attended our Annual Meeting of Stockholders. The Board has adopted a Board Charter and Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of our directors. Our Board Charter and Corporate Governance Guidelines are posted on our website at www.covanta.com. Copies may also be obtained by writing to our Vice President of Investor Relations at our principal executive offices.
Our Corporate Governance Guidelines include a Majority Voting Policy, which provides that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election shall promptly tender his or her resignation to the Board for consideration in accordance with the procedures described in the Majority Voting Policy attached to our Corporate Governance Guidelines.
The Corporate Governance Guidelines also require that a majority of the Board qualify as independent within the meaning of the independence standards of the New York Stock Exchange. The applicable standards of independence for the Board are attached to our Corporate Governance Guidelines, and are referred to as the “Independence Standards.” These Independence Standards contain categorical standards that are currently used to provide assistance in the review by the Board of all facts and circumstances in making determinations of director independence required by New York Stock Exchange listing standards.
During the Board's annual review of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, their organizational affiliations or any member of their immediate family, on the one hand, and us and our executive management, on the other hand. As provided in the Independence Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that the following directors nominated for re-election are independent of us and our management under the criteria set forth in the Independence Standards: David M. Barse, Ronald J. Broglio, Peter C.B. Bynoe, Linda J. Fisher, Joseph M. Holsten, William C. Pate, Robert S. Silberman, Jean Smith and Samuel Zell, and that none of these directors had relationships with us except those that the Board has determined to be immaterial as set forth in the Independence Standards. In making these determinations, the Board considered that, in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which one or more of our directors are or have been officers. In each case, the amounts paid to these companies in each of the last three years did not exceed the applicable thresholds set forth in the Independence Standards or the nature of the relationships with these companies did not otherwise affect the independent judgment of any of such directors. The Board also considered charitable contributions to not-for-profit organizations of which directors or their immediate family members are affiliated, none of which exceeded the applicable thresholds set forth in the Independence Standards. Set forth below is the analysis that the Board engaged in with respect to independence determinations for Messrs. Zell, Pate, Barse and Bynoe. None of the other independent directors had relationships with us.
Mr. Zell is currently the non-executive Chairman of the Board of the Company. Mr. Zell is the former Chairman of the Board of Equity Group Investments, LLC, referred to as “EGI,” and is currently the Chairman and Chief Executive Officer of the Equity Group Investments division of Chai Trust Company, LLC, referred to as “EGI Division,” and an officer of SZ Investments L.L.C., referred to as “SZ Investments,” and EGI-Fund (05-07) Investors, L.L.C., referred to as “EGI-Fund (05-07),” a group of affiliated companies. SZ Investments and EGI-Fund (05-07) are, collectively, the holders of approximately 11.4% of our common stock as of March 10, 2014, as described under “Equity Ownership of Certain Beneficial Owners.” In reviewing the independence of Mr. Zell, the Board noted that although Mr. Zell was our President and Chief Executive Officer from July 2002 until April 2004, such prior service as our executive officer occurred more than three years ago and since that time, Mr. Zell's involvement with the Company has been solely in his capacity as a director and the nature and size of the business of the Company has been transformed. Thus in his current role as Chairman of the Board, Mr. Zell does not oversee any of his former reports nor has his prior position affected his rigorous independent and objective oversight of management or promotion of management's accountability to the Company's stockholders. Additionally, the Board noted that Mr. Zell's service as non-executive Chairman of the Board of the Company is not as an executive officer of the Company and is consistent with and pursuant to his duties as a director. Mr. Zell, who was paid at a rate of $600,000 ($150,000 in cash and $450,000 in shares of restricted stock) in 2013 for serving as the non-executive Chairman of the Board, was not among the five most highly paid individuals at the Company in 2013, nor will he be so in 2014. The Board noted Mr. Zell's substantial reported net worth, such that the compensation received from the Company for serving as the non-executive Chairman of the Board of Directors has not and does not appear to hinder Mr. Zell's independence from management or impair his rigorous independent judgment. As discussed in more detail below, the Board also noted that certain directors, including Mr. Zell, have direct and indirect relationships with entities with which other directors of the Company, including Mr. Pate and Mr. Bynoe, have executive officer positions; however the Board determined that these direct and indirect relationships do not interfere with any of the directors’ exercise of independent oversight of the Company’s management. Mr. Zell's roles at EGI, EGI Division, SZ Investments, and EGI-Fund (05-07) neither imply a conflict of interest nor appear to interfere with Mr. Zell's independent judgment, and his influence and active involvement as a member of the Company's Board of Directors on strategy and the direction of Covanta's business has been aligned with the interests of the Company's stockholders. Finally, the Board noted the absence of any payments made by us to EGI, EGI Division, SZ Investments, EGI-Fund (05-07) or their affiliates within the past three years (not including any dividends paid on shares of our common stock payable to all stockholders). After considering all relevant factors, the Board determined that these relationships do not interfere with Mr. Zell's independent judgment as a director. Therefore, the Board concluded that Mr. Zell qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Mr. Pate is an officer of EGI Division. As noted above, EGI Division is affiliated with SZ Investments and EGI-Fund (05-07), holders of approximately 11.4% of our common stock as of March 10, 2014, as described under “Equity Ownership of Certain Beneficial Owners.” As discussed in more detail below, the Board also noted that certain directors, including Mr. Zell, have direct and indirect relationships with entities with which other directors of the Company, including Mr. Pate and Mr. Bynoe, have executive officer positions; however the Board determined that these direct and indirect relationships do not interfere with any of the directors’ exercise of independent oversight of the Company’s management. The Board reviewed the independence of Mr. Pate. In particular, the Board noted the absence of any payments made by us to EGI Division, SZ Investments, EGI-Fund (05-07) or their affiliates within the past three years (not including any dividends paid on shares of our common stock payable to all stockholders), and also the subjective nature of Mr. Pate's relationship with us, as our former non-executive Chairman of the Board. The Board determined that these relationships do not interfere with Mr. Pate's exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Pate qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Mr. Barse is the Chief Executive Officer of Third Avenue Management LLC, referred to as “Third Avenue,” a holder of approximately 5.1% of our common stock as of March 10, 2014, as described under “Equity Ownership of Certain Beneficial Owners.” The Board noted that although Mr. Barse was our President and Chief Operating Officer from July 1996 until July 2002, such prior service as our executive officer occurred more than three years ago and does not interfere with his exercise of independent judgment as a director. Further, the Board noted the absence of any amounts paid by us to Third Avenue and its affiliates within the past three years (not including any dividends paid on shares of our common stock payable to all stockholders). Therefore, the Board concluded that Mr. Barse qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Mr. Bynoe is the Chief Executive Officer of Rewards Network Inc. and a director of Signature Group Holdings, Inc. Mr. Zell previously served as Chairman of the Board of Rewards Network Inc. prior to 2007 and EGI and other affiliates of Mr. Zell and Mr. Pate, including EGI, currently control substantially all of the outstanding voting interests of Rewards Network Inc. Affiliates of Mr. Zell also own an equity interest in Signature Group Holdings, Inc. However, the Board considered these relationships and determined that they do not interfere with Mr. Bynoe’s, Mr. Zell’s or Mr. Pate’s independent and objective oversight of the Company’s management and their independent judgment as directors. Also, the Board noted the absence of any amounts paid by us to Rewards Network Inc., Signature Group Holdings, Inc. or their affiliates within the past three years (not including any dividends paid on shares of our common stock payable to all stockholders). Additionally, Mr. Bynoe serves as a Senior Counsel to the law firm of DLA Piper US, LLP, referred to as “DLA Piper US.” DLA Piper UK LLP, a separate entity that is not affiliated for tax purposes with DLA Piper US, provided Covanta Energy with certain legal services in 2013, totaling approximately $30,000. Mr. Bynoe did not direct or have any direct or indirect involvement in the procurement, provision, oversight or billing of such legal services and does not directly or indirectly benefit from those fees paid to DLA Piper UK LLP.

Therefore, the Board concluded that Mr. Bynoe qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Mr. Silberman is the Executive Chairman of the Board of Directors of Strayer Education, Inc. and continues in that role. As of March 1, 2014, Mr. Silberman also became a senior advisor to EGI Division. As noted above, EGI Division is affiliated with SZ Investments and EGI-Fund (05-07), holders of approximately 11.4% of our common stock as of March 10, 2014, as described under “Equity Ownership of Certain Beneficial Owners.” As discussed in more detail below, the Board also noted that certain directors, including Mr. Zell, have direct and indirect relationships with entities with which other directors of the Company have executive officer positions; however the Board determined that these direct and indirect relationships do not interfere with any of the directors’ exercise of independent oversight of the Company’s management. The Board reviewed the independence of Mr. Silberman. In particular, the Board noted the absence of any payments made by us to EGI Division, SZ Investments, EGI-Fund (05-07) or their affiliates within the past three years (not including any dividends paid on shares of our common stock payable to all stockholders), Mr. Silberman’s limited role in EGI Division and his continuing employment as Executive Chairman of Strayer Education. The Board determined that these relationships do not interfere with Mr. Silberman's exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Silberman qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.
Committees of the Board
Audit Committee.    The current members of the Audit Committee are Mr. Holsten (Chair), Mr. Barse, Mr. Pate and Ms. Smith. Each of the members of the Audit Committee is an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards. The Board has determined that each of the members of the Audit Committee qualifies as an audit committee “financial expert” under applicable SEC rules and regulations.
The Audit Committee operates under a written charter, a copy of which is available on our website at www.covanta.com or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the functions of the Audit Committee include assisting the Board in its oversight of the quality and integrity of our financial statements and accounting processes, compliance with legal and regulatory requirements, assessing and reviewing the qualifications, independence and performance of our independent registered public accountants and overseeing our internal audit function. The Audit Committee has the sole authority to select, evaluate, appoint or replace the independent registered public accountants and has the sole authority to approve all audit engagement fees and terms. The Audit Committee must pre-approve all permitted non-auditing services to be provided by the independent auditors; discuss with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto; recommend for stockholder approval the ratification of our independent registered public accountants; review the integrity of our financial reporting process; establish policies for the hiring of employees or former employees of the independent registered public accountants; and investigate any matters pertaining to the integrity of management. The Audit Committee held five meetings during 2013.
Compensation Committee.    The current members of the Compensation Committee are Mr. Bynoe (Chair), Mr. Silberman and Ms. Smith. Each of the members of the Compensation Committee qualifies as an independent director under applicable New York Stock Exchange listing standards and is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement. All of the current members of the Compensation Committee are “outside directors” under section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Tax Code” in this proxy statement.
The Compensation Committee operates under a written charter, a copy of which is available on our website at www.covanta.com or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Compensation Committee, among other things, has the following authority:

(1)
to review and approve the Company’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation;

(2)	to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries;

(3)	to evaluate, review and recommend to our Board any changes to, or additional, stock-based and other incentive compensation plans;

(4)	to engage independent advisors to assist the members of the Compensation Committee in carrying out their duties; and

(5)	to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement and our Annual Report on Form 10-K.
The Compensation Committee held four meetings during 2013 and took two actions by unanimous written consent.
Nominating and Governance Committee.    The current members of the Nominating and Governance Committee are Ms. Smith (Chair), Mr. Bynoe and Ms. Fisher. Each of the members of the Nominating and Governance Committee qualifies as an independent director under applicable New York Stock Exchange listing standards.
The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.covanta.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Nominating and Governance Committee is responsible for assisting the Board in identifying qualified candidates to serve on the Board, recommending director nominees for the Annual Meeting of Stockholders, identifying individuals to fill vacancies on the Board, recommending Corporate Governance Guidelines to the Board, leading the Board in its annual self-evaluations and recommending nominees to serve on each committee of the Board. The Nominating and Governance Committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures.
In identifying candidates for positions on the Board, the Nominating and Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In 2013, we did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.
The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee believes that nominations for election or re-election to the Board should be based on a particular candidate's merits and our needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee considers an individual's skills, diversity, independence from us, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company are identified and, unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the Nominating and Governance Committee extends an invitation to the candidate to join the Board.
The Nominating and Governance Committee will consider candidates recommended by stockholders if such recommendations are provided to the Secretary of the Company in writing within the time periods set forth in our applicable proxy statement and accompanied by the relevant biographical and other information required by Section 2.7 of our Amended and Restated Bylaws and are submitted in accordance with our organizational documents, New York Stock Exchange requirements and SEC rules and regulations, each as in effect from time to time. Candidates recommended by stockholders will be evaluated in the same manner as other candidates. Under our Amended and Restated Bylaws, any holder of 20% or more of our outstanding voting securities has the right, but not the obligation, to nominate one qualified candidate for election as a director. Provided that such stockholder adequately notifies us of a nominee within the time periods set forth in our applicable proxy statement, that individual will be included in our proxy statement as a nominee.
The Nominating and Governance Committee held four meetings during 2013.
Finance Committee.    The current members of the Finance Committee are Messrs. Pate (Chair), Barse, Holsten and Silberman. The Finance Committee operates under a written charter, a copy of which is available on our website at www.covanta.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Finance Committee is responsible for assisting the Board in its oversight of our consideration of new financial commitments, acquisitions, investments, and other transactions that are either material to our financial condition or prospects, or are otherwise not contemplated by our annual budget or business/financial plan. The Finance Committee is also responsible for establishing policies with respect to the issuance of dividends on our common stock, establishing guidelines for approvals for proposed transactions and spending authorization by our senior executives.
The Finance Committee held six meetings during 2013.
Public Policy and Technology Committee. In December 2013, the Board voted to combine the Public Policy Committee and the Technology Committee into one committee due to the complimentary and overlapping nature of their subject areas and responsibilities. The newly combined committee held its first meeting in February 2014 and the current members of the Public Policy and Technology Committee are Ms. Fisher (Chair) and Messrs. Broglio (Vice-Chair), Pate and Orlando. The Public Policy and Technology Committee operates under a written charter, a copy of which is available on our website at www.covanta.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Public Policy and Technology Committee is responsible for assisting the Board in its oversight responsibilities for matters relating to public policy and technology and technology development as it relates to our business. The Public Policy and Technology Committee's responsibilities include oversight of legislative and regulatory developments affecting our business, employee safety programs and procedures, community relations programs, political and charitable contributions by us, and other matters of public policy affecting our renewable energy and waste business, as well as the development and implementation of major strategies relating to our approach to technical and commercial innovation and the process of innovation and technology acquisition to assure ongoing business growth, the evaluation of the implications of new technologies on our competitive position in the renewable energy and waste industries, both in the Americas and internationally, the research, development and implementation of new technologies in the renewable energy and waste industries, the research, development and implementation of improvements to our existing technologies, and all matters related to the protection of intellectual property, including patents, trademarks and copyrights, involving existing or new technologies of the Company and its businesses.
During 2013, the Public Policy Committee held four meetings and the Technology Committee held three meetings.
Board Oversight of Risk Management
The Board of Directors and the committees of the Board play a significant role in the oversight of Company-wide risk management. As part of our enterprise risk management protocol, senior management discusses and identifies major areas of risk on an ongoing basis. Management annually reviews with the Board risks to the enterprise and our efforts to address them. In addition, presentations are made in the ordinary course at scheduled Board meetings regarding market trends, competition and the various other risks that face the Company. On an ongoing basis, the various committees of the Board address risk in the areas germane to their scope. For example:

•	The Nominating and Governance Committee evaluates Board effectiveness, succession planning, enterprise risk management and general corporate best practices;

•	Operational risk management is overseen by the Compensation Committee with respect to attracting, retaining and motivating talented employees and by tying compensation awards to actual performance;

•
The Public Policy and Technology Committee oversees policy and regulatory risk, as well as risks in the areas of safety and environmental compliance, through an ongoing dialog with management, it also plays a role in operational risk management, and oversees risk associated with managing existing technology and developing new technology to enhance and protect our competitive advantage;

•	The Finance and Audit Committees play key roles in the oversight of financial and market risk, currency risk, liquidity and tax risk; and

•	Overall ethics, policy and compliance risk is also overseen by the Audit Committee and the Nominating and Governance Committee.
Separation of the Roles of Chairman and Chief Executive Officer
For the last ten years, the Company has maintained a separation of the roles of Chairman and Chief Executive Officer. The Chairman has held the role of overseeing the Board and working with and providing guidance to the Chief Executive Officer on our overall strategic objectives and risk management. The Chairman of the Nominating and Governance Committee will act as Lead Director in the event of a potential conflict of interest involving the Chairman. In addition to being the primary liaison with the Chairman and the Board, the Chief Executive Officer's role is to directly oversee the day-to-day operations of the Company, lead and manage the senior management of the Company and implement the strategic plans, risk management and policies of the Company. The Chairman and Chief Executive Officer work closely together to ensure that critical information flows to the full Board, that discussions and debate of key business issues are fostered and afforded adequate time and consideration, that consensus on important matters is reached and decisions, delegation of authority and actions are taken in such a manner as to enhance our businesses and functions. While the Board believes that the separation of these two roles currently best serves the Company and its stockholders, it recognizes that combining these roles may be appropriate in the future if circumstances change.
Executive Sessions of Independent Directors
The independent directors of the Board meet regularly in executive session without our management present. Our Lead Director will serve as the Chair of each executive session of independent directors in the event of any potential conflict of interest with our Chairman. Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960. Any such communication will be promptly distributed by our Secretary to the individual director or directors named in the communication in the same manner as described below in “Communications with the Board.”
Communications with the Board
Stockholders and other interested parties can send communications to one or more members of the Board by writing to the Board or to specific directors or group of directors at the following address: Covanta Holding Corporation Board of Directors, c/o Corporate Secretary, Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960. Any such communication will be promptly distributed by our Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board.

Compensation of the Board
On an annual basis, at the Annual Meeting of Stockholders at which directors are elected, each non-employee director, other than the Chairman of the Board, is awarded 4,500 shares of restricted stock, which vest as follows: one-third vest upon the grant of the award, one-third will vest one year after the date of grant and the final one-third of the restricted stock will vest two years after the date of grant. Mr. Barse waived his right to receive equity awards for 2013 and has indicated his intention to waive his right to receive equity compensation in 2014. The Chairman of the Board receives annual compensation equal to $150,000 in cash and $450,000 in restricted stock, which vests as follows: one-third of the shares vest upon the grant of the award, one-third will vest one year after the date of grant and the final one-third of the shares will vest two years after the date of grant. Non-employee directors, other than the Chairman of the Board, also will receive an annual fee of $50,000 for 2014. In addition, the chairs of the Audit Committee and Compensation Committee will each receive an additional annual fee of $10,000 for such service and the chair of each of the other committees of the Board, including without limitation, the Nominating and Governance Committee, the Finance Committee, and the Public Policy and Technology Committee, will be entitled to receive an additional annual fee of $5,000 for such service. Non-employee directors will be entitled to receive a meeting fee of $2,000 for each Audit Committee meeting and $1,500 for each other committee meeting they attend. Directors who are appointed at a date other than the Annual Meeting will be entitled to receive a pro rata portion of the annual director compensation.
The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2013.
DIRECTOR COMPENSATION FOR 2013

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
David M. Barse(4)	$67,500	$—	$—	$67,500
Ronald J. Broglio	$60,500	$90,405	$—	$150,905
Peter C.B. Bynoe	$67,000	$90,405	$—	$157,405
Linda J. Fisher	$62,000	$90,405	$—	$152,405
Joseph M. Holsten	$77,500	$90,405	$—	$167,905
William C. Pate	$77,000	$90,405	$—	$167,405
Robert S. Silberman	$58,500	$90,405	$—	$148,905
Jean Smith	$74,000	$90,405	$—	$164,405
Samuel Zell	$150,000	$450,016	$—	$600,016

(1)
As an employee, Mr. Orlando is not entitled to additional compensation for serving as a member of the Board or any committee of the Board. See the “Summary Compensation Table For The Year Ended December 31, 2013” for his compensation information.

(2)
Each non-employee director, except for Mr. Zell as Chairman of the Board, and Mr. Barse, who declined to receive any non-cash compensation, received an award of 4,500 shares of restricted stock on May 16, 2013 that had a grant date fair value of $20.09 per share, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation,” referred to in this proxy statement as “FASB ASC Topic 718.” The grant date fair value is computed using the closing price of shares on the grant date. For a discussion of valuation assumptions, see Note 17, “Stock-Based Award Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Set forth below is the total number of shares of unvested restricted stock that each non-employee director has been granted in his or her role as a director in 2013, as well as the shares of restricted stock which vested during 2013. Mr. Zell received a $450,016 restricted stock award based on the closing price of the common stock on the New York Stock Exchange on the grant date of $20.09 per share.

Director	Number of Unvested Restricted Stock Awards Held as of December 31, 2013(a)(b)	Number of Restricted Stock Awards Vested During Fiscal Year Ended December 31, 2013
David M. Barse	—	—
Ronald J. Broglio	4,500	4,500
Peter C.B. Bynoe	4,500	4,500
Linda J. Fisher	4,500	4,500
Joseph M. Holsten	4,500	4,500
William C. Pate	4,500	4,500
Robert S. Silberman	4,500	4,500
Jean Smith	4,500	4,500
Samuel Zell (c)	24,154	18,185

a.	For each director except Mr. Barse and Mr. Zell, 1,500 shares of restricted stock vest on each of May 9, 2014, May 16, 2014 and May 16, 2015.

b.	Notwithstanding the vesting schedule attached to such restricted stock awards granted in 2013, all such restricted stock awards were considered to be vested for purposes of FASB ASC Topic 718.

c.	For Mr. Zell, 9,220 shares of restricted stock will vest on May 9, 2014, 7,466 shares will vest on May 16, 2014 and 7,468 shares will vest on May 16, 2015.

(3)
No stock options were granted to non-employee directors in 2013. Set forth below is the total number of stock option awards made to each non-employee director in his or her role as a director that were outstanding as of December 31, 2013.

Director	Number of Stock Options Outstanding as of December 31, 2013(a)
David M. Barse	—
Ronald J. Broglio	—
Peter C.B. Bynoe	13,334
Linda J. Fisher	—
Joseph M. Holsten	—
William C. Pate	26,668
Robert S. Silberman	—
Jean Smith	13,334
Samuel Zell	13,334

a.	All options are exercisable at $11.40 per share except for 13,334 options held by Mr. Pate which are exercisable at $5.93 per share.

(4)	Mr. Barse waived his right to receive equity awards for 2013.
Director Stock Ownership Guidelines
Our Board believes it is important for all of our directors to acquire and maintain a significant equity ownership position in our Company. Accordingly, we have established stock ownership guidelines for our directors in order to specifically identify and align the interests of our directors with our stockholders. Accordingly, each director is required under our guidelines to hold at least 15,000 shares of our common stock. Directors are given five years to reach their target ownership levels and, given that a majority of each director's annual compensation is in the form of restricted stock vesting over a period of time, our guidelines provide that credit is given for unvested restricted stock holdings toward individual targets.
Policies on Business Conduct and Ethics
We have a Code of Conduct and Ethics for Senior Financial Officers and a Policy of Business Conduct. The Code of Conduct and Ethics applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions. The Policy of Business Conduct applies to all of our, and our subsidiaries', directors, officers and employees. Both the Code of Conduct and Ethics and the Policy of Business Conduct are available on our website at www.covanta.com and copies may be obtained by writing to our Vice President of Investor Relations at our principal executive offices.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board is currently comprised of ten directors. The Board, at the recommendation of the Nominating and Governance Committee, has nominated each of the following ten individuals to serve as a director for a term of one year:
David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Linda J. Fisher
Joseph M. Holsten
Anthony J. Orlando
William C. Pate
Robert S. Silberman
Jean Smith
Samuel Zell
Each of the nominees currently serves as a member of the Board, for a term expiring at the Annual Meeting. If elected at this year's Annual Meeting, each nominee will serve until the date of next year's Annual Meeting or until his or her successor has been elected and qualified. Each nominee provides a depth of knowledge, experience and diversity of perspective to facilitate meaningful participation and, through service on the Board, satisfy the needs of the Company and its stockholders.
Each nominee has consented to serve as a member of the Board if re-elected for another term. Nevertheless, if any nominee becomes unable to stand for election (which is not anticipated by the Board), each proxy will be voted for a substitute designated by the Board or, if no substitute is designated by the Board prior to or at the Annual Meeting, the Board will act to reduce the membership of the Board to the number of individuals nominated.
There is no family relationship between any nominee and any other nominee or any executive officer of ours. The information set forth below concerning the nominees has been furnished to us by the nominees.
The Board recommends that you vote “FOR” the election of each of the above named nominees to the Board. Proxies solicited by the Board will be voted “FOR” the election of each of the nominees named above unless instructions to the contrary are given.
Our Directors
David M. Barse has served as a director since 1996 and is a member of the Audit Committee and Finance Committee. Mr. Barse's one-year term as a director will expire at the next Annual Meeting. Mr. Barse served as our President and Chief Operating Officer from July 1996 until July 24, 2002. Mr. Barse has served as Chief Executive Officer of Third Avenue Management LLC, sometimes referred to as "Third Avenue", an investment adviser to mutual funds, private funds, solo-advised funds and separately managed accounts, since June 2003 and previously served as President of Third Avenue from February 1998 until September 2012. In 2001, Mr. Barse became Trustee of both the Third Avenue Trust and Third Avenue Variable Series Trust, and he continues to serve in that capacity. Since June 1995, Mr. Barse has been the President, a director and, since July 1999, Chief Executive Officer of MJ Whitman LLC and its predecessor, a full service broker dealer. Mr. Barse also presently serves as a Trustee of Brooklyn Law School. In addition, Mr. Barse serves on the Board of Directors of City Parks Foundation and is a member of the World Presidents' Organization. Mr. Barse's in-depth institutional knowledge of the Company's business, dating back more than 16 years, and his prior role as President and Chief Operating Officer, his legal background and experience in investing in companies in a range of sectors, provide a direct benefit to the Board and our stockholders. Mr. Barse is 51 years old.
Ronald J. Broglio has served as a director since October 2004 and is Vice-Chair of the Public Policy and Technology Committee. Mr. Broglio's one-year term as a director will expire at the next Annual Meeting. Mr. Broglio has been the President of RJB Associates, a consulting firm specializing in energy and environmental solutions, since 1996. Mr. Broglio was Managing Director of Waste to Energy for Waste Management International Ltd. from 1991 to 1996. Prior to joining Waste Management, Mr. Broglio held a number of positions with Wheelabrator Environmental Systems Inc. from 1980 through 1990, including Managing Director, Senior Vice President — Engineering, Construction & Operations and Vice President of Engineering & Construction. Mr. Broglio served as Manager of Staff Engineering and as a staff engineer for Rust Engineering Company from 1970 through 1980. Mr. Broglio has more than 40 years of experience in the waste and energy-from-waste industries, and has an in-depth technical knowledge of combustion systems, complimentary technologies, and the engineering associated with our business. In these areas, as well as his management experience in the waste and energy-from-waste sectors both in the Americas and in Europe, he provides valuable insight to management and the Board. Mr. Broglio is 73 years old.

Peter C.B. Bynoe has served as a director since July 2004 and is Chair of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Bynoe's one-year term as a director will expire at the next Annual Meeting. Mr. Bynoe became the Chief Executive Officer of Rewards Network Inc., a provider of credit card loyalty and rewards programs, in September 2013. Prior to taking this position, Mr. Bynoe was a partner and Chief Operating Officer at Loop Capital Markets, LLC, a full-service investment banking firm based in Chicago, from February 2009, and Managing Director from February 2008 to February 2009. Mr. Bynoe also currently serves as Senior Counsel to the law firm of DLA Piper US, LLP, which he joined as a partner in 1995. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Mr. Bynoe has been a director of Frontier Communications Corporation (formerly known as Citizens Communication Corporation), a telephone, television and internet service provider, since 2007, and in July 2013, he became a director of Signature Group Holdings Inc., a diversified business and financial services enterprise that currently manages assets and liabilities related to various real estate investments. Mr. Bynoe was formerly a director of Rewards Network Inc. The Board benefits from Mr. Bynoe's extensive legal and financial expertise, his background in infrastructure projects, his public sector service and his extensive knowledge of public policy issues. Mr. Bynoe's service as a board member for other public and private companies also enables him to provide valuable insight and perspective on governance matters. Mr. Bynoe is 63 years old.
Linda J. Fisher has served as a director since December 2007 and is Chair of the Public Policy and Technology Committee and a member of the Nominating and Governance Committee. Ms. Fisher's one-year term as a director will expire at the next Annual Meeting. Ms. Fisher has been Vice President, Safety, Health and Environment and Chief Sustainability Officer at E.I. du Pont de Nemours and Company, referred to as “DuPont,” since 2004. Prior to joining DuPont, Ms. Fisher was Deputy Administrator of the United States Environmental Protection Agency. Ms. Fisher has served on the boards of several environmental and conservation organizations and currently serves as a director of Resources for the Future, a non-profit, non-partisan organization that conducts independent research on environmental, energy and natural resource issues. Ms. Fisher's background at the United States Environmental Protection Agency and her current position as Chief Sustainability Officer, with responsibility over safety and environmental compliance at DuPont, provide to management and the Board valuable insight into the regulatory and policy developments affecting the Company's business. Ms. Fisher's depth of knowledge in matters relating to the environment and public policy add to the Board's breadth and further enhance our ability to improve and build upon the Clean World Initiative. Ms. Fisher is 61 years old.
Joseph M. Holsten has served as a director since May 2009 and is Chair of the Audit Committee and a member of the Finance Committee. Mr. Holsten's one-year term as a director will expire at the next Annual Meeting. Since November 2011, Mr. Holsten has been Chairman of the Board of LKQ Corporation, referred to as “LKQ,” the largest provider in the U.S. of aftermarket, recycled and refurbished collision replacement parts and a leading provider of new automotive aftermarket products in the United Kingdom and the Benelux countries. He has been a member of the Board of Directors of LKQ since February 1999. Mr. Holsten was the President and Chief Executive Officer of LKQ from November 1998 to January 2011 when he became Co-Chief Executive Officer as part of his transition to retirement. He retired from his position of Co-Chief Executive Officer in January 2012. Prior to joining LKQ, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc. Prior to working for Waste Management, Inc., Mr. Holsten was a staff auditor at a public accounting firm. Mr. Holsten's experience in the waste industry, in both domestic and international markets, combined with his knowledge of commodities markets, provides the Board with valuable insight and perspective on industry specific issues. In addition, as a recent chief executive officer of a public company, Mr. Holsten brings valuable perspective to management on a range of issues, as well as a deep financial expertise and understanding. Mr. Holsten is 61 years old.
Anthony J. Orlando has served as our President and Chief Executive Officer since October 2004. He has served as a director since September 2005 and is a member of the Public Policy and Technology Committee. Mr. Orlando's one-year term as a director will expire at the next Annual Meeting. Previously, Mr. Orlando had been President and Chief Executive Officer of Covanta Energy since November 2003. From March 2003 to November 2003, Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. From January 2001 until March 2003, Mr. Orlando served as Covanta Energy's Senior Vice President, Waste-to-Energy. Mr. Orlando joined Covanta Energy in 1987. Mr. Orlando's extensive first-hand knowledge and experience with the Company and the industry provides the Board with a greater understanding of all aspects of the Company's business. Mr. Orlando is 54 years old.
William C. Pate has served as a director since 1999 and is Chair of the Finance Committee and a member of the Audit Committee and the Public Policy and Technology Committee. Mr. Pate's one-year term as a director will expire at the next Annual Meeting. He was our Chairman of the Board from October 2004 through September 2005. Mr. Pate is Co-President of Equity Group Investments, a division of Chai Trust Company LLC ("EGI Division"), a private investment firm. Mr. Pate has been employed by EGI Division or its predecessors in various capacities since 1994. Until April 2013, Mr. Pate served as a director of Exterran Holdings, Inc., a global market leader in natural gas production and processing services. Mr. Pate served as a director of Tribune Company, a Chicago-based media conglomerate, until December 2012. Our Board has determined that Mr. Pate is an audit committee financial expert in part due to his “other relevant experience,” which includes Mr. Pate's extensive investment banking experience involving the critical evaluation of financial statements as (a) a director of several public companies, (b) our former non-executive Chairman of the Board and (c) an investment manager of private capital. In this latter role, our Board has determined that he had oversight of the preparation, auditing or evaluation of financial statements in conjunction with numerous acquisitions in a variety of industries and in conjunction with raising public fixed income and equity capital for associated corporations. Mr. Pate's familiarity with all aspects of capital markets, financial transactions and investing in a range of businesses across domestic and international markets, provides value and informed perspective to management and the Board. His experience as a board member of other public and private companies provides additional perspective on governance issues. Mr. Pate is 50 years old.
Robert S. Silberman has served as a director since December 2004 and is a member of the Compensation Committee and the Finance Committee. Mr. Silberman's one-year term as a director will expire at the next Annual Meeting. Mr. Silberman has been Executive Chairman of the Board of Directors of Strayer Education, Inc. since May 2013, Chairman of the Board from February 2003 to May 2013 and its Chief Executive Officer from March 2001 until May 2013. Strayer Education, Inc. is an education services company, whose main operating asset, Strayer University, is a leading provider of graduate and undergraduate degree programs focusing on working adults. Mr. Silberman also became a senior advisor to EGI Division as of March 1, 2014. From 1995 to 2000, Mr. Silberman held several senior positions, including President and Chief Operating Officer at CalEnergy Company, Inc., an independent energy producer. Mr. Silberman has also held senior positions within the U.S. Department of Defense, including Assistant Secretary of the Army. Mr. Silberman is a member of the Council on Foreign Relations, a nonpartisan resource for information and analysis on foreign relations. He also serves on the Board of Visitors of The Johns Hopkins University School of Advanced International Studies. Mr. Silberman was previously a director of Surgis, Inc., an ambulatory surgery center and surgical services company, and New Page Holding Corporation, a paper manufacturer. Mr. Silberman's positions as chief executive officer and board member of public companies, coupled with his background in energy, project development and the public sector, combine to provide valuable insight and perspective to both the Board and management. Mr. Silberman is 56 years old.
Jean Smith has served as a director since December 2003 and is Chair of the Nominating and Governance Committee and a member of the Audit Committee and the Compensation Committee. Ms. Smith's one-year term as a director will expire at the next Annual Meeting. Ms. Smith is currently Chief Executive Officer of West Knoll Collection, LLC, a custom home furnishings company. From 2009 to 2013, Ms. Smith was a Managing Director of Gordian Group, LLC, an independently owned investment bank. From 2006 through 2008, she served as Managing Director of Plainfield Asset Management LLC, an investment manager for institutions and high net worth individuals. Ms. Smith previously held the position of President of Sure Fit Inc., a home textiles company, from 2004 to 2006 and was a private investor and consultant on various special situation projects from 2001 to 2004. Ms. Smith has more than 30 years of investment and international banking experience, having previously held the position of Managing Director of Corporate Finance for U.S. Bancorp Libra and senior positions with Bankers Trust Company, Citicorp Investment Bank, Security Pacific Merchant Bank and UBS Securities. Ms. Smith brings a range of extensive and diverse financial and business experience to the Board, including in the areas of capital markets, investment management, and operations and business management in both domestic and international markets. Ms. Smith is 58 years old.
Samuel Zell has served as our Chairman of the Board since September 2005, and had also previously served as a director from 1999 to 2004, as our President and Chief Executive Officer from July 2002 to April 2004 and as our Chairman of the Board from July 2002 to October 2004. Mr. Zell's one-year term as our Chairman and as a director will expire at the next Annual Meeting. Since January 3, 2012, Mr. Zell has served as the Chairman and Chief Executive Officer of the Equity Group Investments division of Chai Trust Company, LLC, a private investment firm he founded over 40 years ago, and prior to that Mr. Zell served as the Chairman of its predecessors for more than the past five years. He also serves as Chairman of Anixter International, Inc., a global distributor of electrical and cable systems; Equity Lifestyle Properties, Inc., an equity real estate investment trust (REIT) primarily engaged in the ownership and operation of manufactured home resort communities; and Equity Residential, an equity REIT that owns and operates multi-family residential properties. Mr. Zell served as the Chairman of the Board of Tribune Company, a Chicago-based media conglomerate, from December 2007 until December 2012 and served as its Chief Executive Officer from December 2007 until December 2009. In December 2008, the Tribune Company filed for protection under Chapter 11 of the Bankruptcy Code. Mr. Zell previously served as the Chairman of the Board of Equity Office Properties Trust, an equity REIT that owned and operated office buildings, and was the company's Interim President from April 2002 until November 2002 and was its Interim Chief Executive Officer from April 2002 until April 2003. Mr. Zell also previously served as Chairman of the Board of Rewards Network Inc., a dining rewards company and Blackstone Mortgage Trust, Inc. (f/k/a Capital Trust, Inc.), a specialized finance company. Mr. Zell's financial sophistication, extensive investment and management experience, dynamic business and strategic expertise and vast network significantly augment the Board in substantially every aspect of its functionality. Mr. Zell is 72 years old.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accountants to audit our consolidated financial statements for the year ending December 31, 2014, subject to ratification of the appointment by our stockholders. During the 2013 fiscal year, Ernst & Young LLP served as our independent registered public accountants and also provided certain tax and audit-related services. We have been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in us.
Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
The Audit Committee recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the 2014 fiscal year. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants unless instructions to the contrary are given.

PROPOSAL NO. 3
APPROVAL OF THE EQUITY AWARD PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS
In February 2014, the Board, upon the recommendation of the Compensation Committee, unanimously approved and adopted the Covanta Holding Corporation 2014 Equity Award Plan (the “Plan”) and directed that it be submitted to the our stockholders for approval at the Annual Meeting. As described below, the Plan will consolidate our two existing equity plans into one plan and increase the total number of shares authorized for issuance. If approved by our stockholders, future equity grants will be made under the Plan and not the prior plans being consolidated. The Plan will become effective when it is approved by our stockholders.
The purpose of the Plan is to promote the interests of the Company (including its subsidiaries and affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management, directors and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability.
The Plan consolidates into a new single plan two existing equity plans: the Covanta Holding Corporation 2004 Equity Award Plan for Employees and Officers (the “2004 Employee Plan”) and the Covanta Holding Corporation 2004 Equity Award Plan for Directors (the “2004 Director Plan” and together with the 2004 Employee Plan, the “Former Plans”). The Former Plans were both originally effective October 5, 2004 and expire by their terms on October 4, 2014. Amendments to the 2004 Employee Plan were approved by stockholders on September 19, 2005, May 1, 2008 and May 7, 2009 and an amendment to the 2004 Director Plan was approved by stockholders on May 1, 2008. Upon approval of the Plan by our stockholders, the Former Plans will be terminated with respect to any awards under such plans which have not yet been granted. The 2004 Employee Plan and the 2004 Director Plan are currently the only compensation plans under which the Company’s equity securities are authorized for issuance. As of March 14, 2014, (1) 920,595 shares of common stock remained available for issuance under the 2004 Employee Plan and (2) 95,222 shares of common stock remained available for issuance under the 2004 Director Plan.
If approved by our stockholders, the total shares of common stock issuable under the Plan will be 7,015,817 shares, which consists of (1) 920,595 shares of common stock remaining available for issuance under the 2004 Employee Plan, (ii) 95,222 shares of common stock remaining available for issuance under the 2004 Director Plan, and (iii) 6,000,000 new shares authorized for issuance under the Plan, plus, other shares, if any, that become available pursuant to the terms of the Plan. The Company has not sought an increase in the number of shares issuable under the Former Plans since May 1, 2008.
Highlights of the Plan
The Board recommends that our stockholders approve the Plan because it believes that employee and non-employee director ownership in the Company serves the best interests of all stockholders by promoting a focus on long-term increase in stockholder value. The Plan permits the Company to take a flexible approach to its equity awards by permitting the grant of restricted stock, restricted stock units, stock options, stock appreciation rights, performance awards and other stock awards. We have also designed the Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment of equity compensation arrangements for non-employee directors, officers, and employees and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Awards. Awards that have an exercise price cannot be granted with an exercise price less than the fair market value on the grant date.
No Repricing Without Stockholder Approval. We cannot, without stockholder approval, reduce the exercise price of an award (except for adjustments in connection with a Company recapitalization), and at any time when the exercise price of an award is above the market value of our common stock, we cannot, without stockholder approval, cancel and re-grant or exchange such award for cash, other awards or a new award at a lower (or no) exercise price.
No Evergreen Provision. There is no evergreen feature under which the shares of common stock authorized for issuance under the Plan can be automatically replenished.
No Automatic Grants. The Plan does not provide for “reload” or other automatic grants to recipients.
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee.
No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.
Clawbacks. Awards based on the satisfaction of financial metrics that are subsequently reversed due to a restatement or reclassification are subject to forfeiture.
Plan Principal Features
The principal features of the Plan are summarized below. This summary is not complete, however, and is qualified by the terms of the Plan, a copy of which is attached to this proxy statement as Appendix A.
Shares Available Under the Plan
The maximum aggregate number of shares of common stock available for issuance under the Plan is 6,000,000, plus the number of shares of common stock remaining available for issuance under the Former Plans and shares forfeited or otherwise not issued on exercise of awards under the Former Plans. As of March 14, 2014, a total of 1,015,817 shares of common stock were available for future grant under the Former Plans. Shares subject to an award may be authorized but unissued, or reacquired shares of common stock or treasury shares. If an award under the Plan (or an award under a Former Plan) expires or becomes unexercisable without having been exercised in full, or an award is settled for cash, the unissued shares which were subject to the award will become available for future grant under the Plan, as will any shares that are withheld by the Company when an Option is exercised or tax withholdings are satisfied by the tendering of shares. However, shares that have actually been issued under the Plan will not be returned to the Plan and will not be available for future distribution under the Plan.
Plan Administration
The Plan is administered by the Compensation Committee of the Board. The Compensation Committee has the exclusive authority, subject to the terms and conditions set forth in the Plan, to determine all matters relating to awards under the Plan, including the selection of individuals to be granted an award, the type of award, the number of shares of common stock subject to an award, and all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an award and the terms of any instrument that evidences the award. The Compensation Committee may, however, authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Compensation Committee, or delegate to an officer the authority to make certain decisions under the Plan.
Term
The Plan will become effective upon the approval of the Company’s stockholders and shall continue in effect for a term of 10 years, unless sooner terminated pursuant to its provisions.
Eligibility
Awards under the Plan may be granted to employees (including officers) and directors of the Company, its subsidiaries and affiliates. In addition, an award under the Plan may be granted to a person who is offered employment by the Company or a subsidiary or affiliate of the Company, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period. If otherwise eligible, an employee or director who has been granted an award under the Plan may be granted other awards. While there are currently approximately 340 individuals who are eligible to receive awards under the Plan, it is not possible to estimate the number of additional individuals who may become eligible to receive awards under the Plan from time to time.
Limitations on Awards Granted to Recipient
No recipient under the Plan may be granted awards in any calendar year with respect to more than 250,000 shares of restricted stock or restricted stock units and options to purchase 650,000 shares, 250,000 performance shares or $5.0 million of performance units. In addition, no director, except the Chairman of the Board, may be granted equity awards under the Plan with an aggregate grant date value in excess of $275,000 in any calendar year. If any award (or portion of an award) is cancelled, the shares subject to the cancellation will count toward these limits.
Awards
The Plan is broad-based and flexible, providing for awards to be made in the form of (a) restricted stock and restricted stock units, (b) incentive stock options, which are intended to qualify under Section 422 of the Tax Code, (c) non-qualified stock options, which are not intended to qualify under Section 422 of the Tax Code, (d) stock appreciation rights, (e) performance awards, (f) performance shares, (g) performance units or (f) other stock-based awards which relate to or serve a similar function to the awards described above. Awards may be made on a standalone, combination or tandem basis. Additional information about some of the awards is set forth below.
Restricted Stock and Restricted Stock Units
Awards of Restricted Stock and Restricted Stock Units. Awards of restricted stock are shares of common stock awarded to the recipient, all or a portion of which are subject to a restriction period set by the Committee during which restriction period the recipient shall not be permitted to sell, transfer or pledge the restricted stock. Restricted stock units are notional accounts that are valued solely by reference to shares of common stock, subject to a restriction period set by the Committee and payable in common stock, cash or a combination thereof. The restriction period for both restricted stock and restricted stock units may be based on period of service, performance of the recipient or the Company, subsidiary, division or department for which the recipient is employed or such other factors as the Committee may determine.
Rights as a Stockholder. Subject to any restrictions set forth in the award agreement, a recipient of restricted stock will possess all of the rights of a holder of common stock of the Company, including the right to vote and receive dividends. Cash dividends on the shares of common stock that are the subject of the restricted stock award shall be paid in cash to the recipient and may be subject to forfeiture as set forth in the award agreement. The recipient of restricted stock units shall not have any of the rights of a stockholder of the Company; the Committee shall be entitled to specify with respect to any restricted stock unit award that upon the payment of a dividend by the Company, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the restricted stock units had they been converted into the same number of shares of common stock and held by recipient on that date. Upon adjustment and vesting of the restricted stock unit, any cash payment due with respect to such dividends shall be made to the recipient.
Termination of Employment or Director Relationship. Generally, upon termination of employment or a director relationship for any reason during the restricted period, the recipient will forfeit the right to the shares of restricted stock to the extent that the applicable restrictions have not lapsed at the time of such termination.
Stock Options
Types. Stock options may be granted under the Plan to directors in the form of non-qualified stock options and to employees in the form of incentive stock options or non-qualified stock options.
Exercise Price. The per share exercise price for shares underlying stock options will be determined by the Compensation Committee, provided that the exercise price must be at least equal to 100% of the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, the per share exercise price must be at least equal to 110% of the fair market value per share of common stock on the date of grant.
Term of Option; Vesting. The term during which a stock option may be exercised will be determined by the Compensation Committee, provided that no stock option will be exercisable more than 10 years from the date of grant. In the case of an incentive stock option granted to an employee who, at the time of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the term of such stock option may not be more than five years. The Compensation Committee has full authority, subject to the terms of the Plan, to determine the vesting period or limitation or waiting period with respect to any stock option granted to a participant or the shares purchased upon exercise of such option. In addition, the Compensation Committee may, for any reason, accelerate the exercisability of any stock option.
Other Awards
Stock Appreciation Rights. The Compensation Committee may grant to an employee or a director a right to receive the excess of the fair market value of shares of the Company’s common stock on the date the stock appreciation right is exercised over the fair market value of such shares on the date the stock appreciation right was granted. Such spread may, in the sole discretion of the Compensation Committee, be paid in cash or common stock or a combination of both.

Performance Awards. The Compensation Committee may grant performance awards to employees based on the performance of a recipient over a specified period. Such performance awards may be awarded contingent upon future performance of the Company or its affiliates or subsidiaries during that period. A performance award may be in the form of common stock (or cash in an amount equal to the fair market value thereof) or the right to receive an amount equal to the appreciation, if any, in the fair market value of common stock over a specified period. Performance awards may be paid, in the Compensation Committee’s discretion, in cash or stock or some combination thereof. Each performance award will have a maximum value established by the Compensation Committee at the time the award is made. Unless otherwise provided in an award or by the Compensation Committee, performance awards terminate if the recipient does not remain an employee or director of the Company, or its affiliates or subsidiaries, at all times during the applicable performance period.
Other Stock-Based Awards. The Compensation Committee may, in its discretion, grant other stock-based awards which are related to or serve a similar function to the awards described above.
Material Terms of Performance Goals for Qualified Performance-Based Compensation
Under section 162(m) of the Tax Code, in order for the Company to deduct compensation in excess of $1,000,000 that is paid in any year to any “covered employee,” such compensation must be treated as “qualified performance-based,” within the meaning of section 162(m) of the Tax Code. A “covered employee” is defined under section 162(m) of the Tax Code as a company’s principal executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (other than the principal executive officer or principal financial officer). Section 7 of the Plan sets forth the procedures the Compensation Committee should follow to avoid the deductibility limitations of section 162(m) of the Tax Code when making long-term incentive performance awards under the Plan to current covered employees and employees whom the Compensation Committee anticipates may become covered employees between the time of grant and payment of the award. However, there can be no guarantee that amounts payable under the Plan will be treated as “qualified performance-based” compensation and the Company reserves the flexibility to pay non-deductible compensation when necessary to achieve our compensation objectives.
Among other things, in order for an award under Section 7 of the Plan to be treated as “qualified performance-based” compensation that is not subject to the $1,000,0000 cap, stockholder approval of the material terms of the performance goals is required at least every five years. The material terms include the employees eligible to receive the compensation, a description of the performance criteria and the maximum amount of compensation that may be paid to any one employee. A description of the material terms for qualified performance-based compensation in the Plan follows. Substantially similar terms were previously approved by our stockholders in connection with the 2004 Employee Plan on May 9, 2009.
Employees Eligible to Receive Compensation. A performance-based award under the Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. In addition, a performance-based award may be granted to a person who is offered employment by the Company or a subsidiary or affiliate of the Company, provided that such award shall be immediately forfeited if such person does not accept such offer of employment within an established time period.
Performance Criteria. When making an award under the Plan the Compensation Committee may designate the award as “qualified performance-based compensation” which means that performance criteria must be satisfied in order for an employee to be paid the award. Qualified performance-based compensation may be made in the form of restricted stock, restricted stock units, stock options, performance shares, performance units or other stock equivalents. Section 7 of the Plan includes the performance criteria the Compensation Committee has adopted, subject to stockholder approval, for a “qualified performance-based compensation” award which shall consist of objective tests based on one or more of the following:

•	earnings;

•	operating profits (including measures of earnings before interest, taxes, depreciation and amortization, referred to in this proxy statement as “EBITDA”, or adjusted EBITDA);

•	free cash flow or adjusted free cash flow;

•	cash from operating activities;

•	revenues;

•	net income;

•	financial return ratios;

•	market performance;

•	stockholder return and/or value;

•	net profits;

•	earnings per share;

•	profit returns and margins;

•	stock price;

•	stock price compared to a peer group of companies;

•	working capital;

•	capital investments;

•	returns on assets;

•	returns on equity;

•	returns on capital investments;

•	selling, general and administrative expenses;

•	discounted cash flows;

•	productivity;

•	expense targets;

•	market share;

•	cost control measures;

•	strategic initiatives;

•	changes between years or periods that are determined with respect to any of the above-listed performance criteria;

•	net present value; and

•	economic profit.
Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of one or more peer groups of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss. In order to qualify as performance-based under section 162(m) of the Tax Code, the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another.
Other Provisions
Termination, Amendment and Employee Retirement Income Security Act of 1974 ("ERISA") Status. The Plan provides that the Board may generally amend, alter, suspend or terminate the Plan and the Compensation Committee may prospectively or retroactively amend any or all of the terms of awards granted under the plan, so long as any such amendment does not impair the rights of any recipient without the recipient’s consent. Stockholder approval is required for any material Plan amendment or any amendment necessary to comply with the Tax Code or any other applicable laws or stock exchange requirements. The Plan is not subject to the provisions of ERISA.
Antidilution Provisions. Subject to any required action by the stockholders of the Company, the number of shares of common stock covered by each outstanding award (and the purchase or exercise price thereof), and the number of shares of common stock which have been authorized for issuance under the Plan but as to which no awards have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an award or the withholding of shares by the Company) will be proportionately adjusted to prevent dilution or enlargement of rights in the event of any stock split, stock dividend, combination or reclassification of the common stock or other relevant capitalization change.
Prohibition on Loans to Participants. The Company may not lend money to any participant under the Plan for the purpose of paying the exercise or base price associated with any award or for the purpose of paying any taxes associated with the exercise or vesting of an award.
Withholding Obligations. The Company may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind which the Company is required by any law or regulation of any governmental authority to withhold in connection with any award under the Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Stock to be issued under the Plan, until such time as the Recipient has paid the Company for any amount which the Company is required to withhold with respect to taxes. Unless otherwise determined by the Committee, withholding obligations may be settled with vested common stock, including vested common stock that is part of the award that gives rise to the withholding requirement. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested common stock.

New Plan Benefits Table
The benefits under the Plan that will be received by or allocated to participants other than non-employee directors are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in 2013 under the Former Plans to our named executive officers can be found in the table under the heading “Grants of Plan-Based Awards - 2013” in this proxy statement.
The following table sets forth information regarding annual benefits under the Plan that may be received by non-employee directors, excluding Mr. Barse who under compliance requirements of his firm may not accept equity-based compensation, based on the closing price of our common stock on March 10, 2014.

Name and Position	Dollar Value ($)	Number of Units
All current executive officers as a group	N/A	N/A
All non-employee directors as a group	$1,006,605	56,967
All employees as a group (excluding executive officers)	N/A	N/A
Certain Federal Income Tax Consequences
The following is a brief summary of the principal federal income tax consequences of the receipt of restricted stock and restricted stock units, the grant and exercise of stock options awarded under the Plan and the subsequent disposition of shares acquired upon such exercise and the receipt of certain other awards under the Plan. This summary is based upon the provisions of the Tax Code as in effect on the date of this proxy statement, current regulations adopted and proposed thereunder and existing judicial decisions, as well as administrative rulings and pronouncements of the Internal Revenue Service (all of which are subject to change, possibly with retroactive effect). This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws. Furthermore, the general rules discussed below may vary, depending upon the personal circumstances of the individual holder. Accordingly, participants should consult a tax advisor to determine the income tax consequences of any particular transaction.
Taxation of Restricted Stock. In general, except in the case of an election under section 83(b) of the Tax Code, a participant will not incur any tax upon the grant of shares of stock which are subject to a substantial risk of forfeiture. However, when the restrictions lapse or the shares become freely transferable, the participant will recognize ordinary income equal to the fair market value of the applicable shares at such time less the amount, if any, paid for such shares, unless the participant has made a section 83(b) election with respect to such shares or has elected to defer receipt of such shares, as discussed below.
If a participant makes a section 83(b) election within 30 days of a grant of restricted stock, the participant will recognize ordinary income at the time of grant in an amount equal to the difference between the fair market value of the restricted shares on the grant date and the amount, if any, paid for such restricted shares. If the participant makes such an election, he or she will not recognize any further income with respect to such shares solely as a result of a later lapse of the restrictions.
If a participant holds the restricted stock as a capital asset after the earlier of either (1) the vesting of such restricted stock or (2) the making of a timely section 83(b) election with respect to such restricted stock, any subsequent gain or loss will be taxable as long-term or short-term capital gain or loss, depending upon the holding period. For this purpose, the basis in the restricted stock generally will be equal to the sum of the amount (if any) paid for the restricted stock and the amount included in ordinary income as a result of the vesting event or section 83(b) election, as applicable; provided, however, that, if a participant forfeits restricted stock with respect to which a section 83(b) election was made prior to vesting, the participant’s capital loss is limited to the amount (if any) paid for such restricted stock.
In general, at the time a participant recognizes ordinary income with respect to the restricted stock, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, which deduction may be limited by section 162(m) of the Tax Code.
Taxation of Restricted Stock Units; Stock Appreciation Rights; Performance Shares and Performance Units. In general, a participant will not incur any tax upon the grant of either RSUs, stock appreciation rights, performance shares or performance units. However, when the restrictions lapse, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of any property received.
Taxation of Non-Qualified Stock Options. In general, a participant will not recognize any income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, however, a participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the non-qualified option stock on the date of exercise over the exercise price (i.e., the “spread”) and the Company will be entitled to a deduction in an equal amount, which may be limited by section 162(m) of the Tax Code.

Upon subsequent sales of shares obtained through the exercise of non-qualified stock options, the participant may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose generally will be the sum of the exercise price and the amount of ordinary income recognized by the participant as a result of exercise.
Taxation of Incentive Stock Options. A participant who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the shares acquired upon exercise are sold after the expiration of two years from the grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the participant recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by section 162(m) of the Tax Code, the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.
Taxation of Other Stock Based Awards. Other awards may be granted under the Plan. Since the amount, character and timing of income recognized in connection with such awards will vary depending upon the specific terms and conditions of such awards, no information regarding the tax consequences of the receipt of such awards may be provided at this time.
Tax Withholding. The obligations of the Company under the Plan are conditioned upon proper arrangements being in place with participants in the Plan for the payment of withholding tax obligations. Unless otherwise determined by the Compensation Committee, withholding tax obligations may be settled with shares of common stock, including shares that are part of the award that gives rise to the withholding obligation.
The Board recommends that you vote “FOR” the approval of the Plan. Proxies solicited by the Board will be voted “FOR” the approval of the Plan unless instructions to the contrary are given.
PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. At our 2011 annual meeting, our stockholders voted to hold an advisory vote to approve the compensation of our named executive officers every three years. Following the vote on this Proposal No. 4, the next advisory vote to approve the compensation of our named executive officers and on the frequency of these advisory votes will take place in 2017.
As described in detail under “Executive Compensation - Compensation Discussion and Analysis” below, the objective of compensation arrangements with our named executive officers is to motivate and reward them for creating long-term stockholder value by effectively operating our existing business and executing our strategic growth initiatives. Our compensation programs are broad-based and do not include either tax reimbursements or perquisites for our executive officers. The compensation structure for named executive officers was designed to ensure that a significant portion of compensation opportunities are directly related to our performance relative to our peers, while also rewarding operating performance and financial performance. At the same time, these incentives incorporate structural limits to prevent excessive leverage and risk-taking.
We believe that our executive compensation program reflects our performance and aligns the pay of our executive officers, including our named executive officers, with the long-term interests of our stockholders, and it is important to us to incorporate stockholder feedback to continually improve our executive compensation program. For example, while the Compensation Committee continues to believe that our compensation programs have always been structured to maintain a close correlation between pay and performance, the Compensation Committee also listened to the comments of institutional stockholders and others and examined the growing trend towards the incorporation of total stockholder return ("TSR")-based equity awards to most effectively align the interests and incentives of management with our stockholders to provide a better performance measure for equity compensation awards to our senior management team. As a result, a significant portion of our executive officers’ compensation is in the form of TSR-based Equity Awards that vest based on actual performance measured by TSR performance over a three year period relative to similarly situated companies. These awards replaced our growth equity awards which were tied to the consummation of specific acquisitions or the completion of development projects. We believe that the actual incentive compensation awarded to our named executive officers for 2013 reflects our strong commitment to paying for performance.

In deciding how to vote on this proposal, we urge our stockholders to read the section entitled “Executive Compensation - Compensation Discussion and Analysis” in this proxy statement, which describes in more detail our compensation objectives and elements of our executive compensation program, as well as the “Summary Compensation Table For The Year Ended December 31, 2013” and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. However, we value the opinions expressed by our stockholders and the Board and the Compensation Committee will take the results of the vote into account in future compensation decisions.
We ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table For The Year Ended December 31, 2013 and the other related tables and disclosure.”
The Board recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement. Proxies solicited by the Board will be voted “FOR” the approval of the compensation of our named executive officers unless instructions to the contrary are given.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary and Overview

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the compensation tables beginning on page 38. This CD&A details the decisions regarding our compensation programs and practices as they relate to our named executive officers, who in 2013 were as follows:

•	Anthony J. Orlando, President and Chief Executive Officer

•	Bradford Helgeson, Executive Vice President and Chief Financial Officer (as of November 27, 2013)

•	Seth Myones, Executive Vice President and Chief Operating Officer

•	Timothy J. Simpson, Executive Vice President, General Counsel and Secretary

•	John Klett, Executive Vice President and Chief Technology Officer

•	Sanjiv Khattri, former Executive Vice President and Chief Financial Officer (through November 26, 2013)

Executive Summary

We are one of the world’s largest owners and operators of infrastructure for the conversion of waste to energy (known as “energy-from-waste” or “EfW”), as well as other waste treatment, metals recycling and renewable energy production businesses. Energy-from-waste serves two key markets as both a sustainable waste management solution that is environmentally superior to landfilling and as a source of clean energy that reduces overall greenhouse gas emissions and is considered renewable under the laws of many states and under federal law. Our facilities are critical infrastructure assets that allow our customers, which are principally municipal entities, to provide an essential public service. Maintaining this reputation and continuing to position ourselves for future success requires high caliber talent to protect and grow our business in support of our goal of producing superior financial returns for our stockholders.

We designed our executive compensation program with the following goals:

•
to align the interests of our stockholders and management by putting a significant portion of their compensation “at risk” by tying their potential compensation to actual performance, including relative total stockholder returns (“TSR”), with greater relative percentages for the most senior officers to reflect their respective areas and levels of responsibility for our performance;

•
to provide a market competitive and internally equitable compensation and benefits package that reflects individual and company performance, job responsibilities and the strategic value of our market position and reputation;

•	to motivate and reward our senior management team for maintaining and creating long-term value by effectively operating our existing business and executing our strategic initiatives; and

•
to ensure retention, engagement, and motivation of our senior management team as productive long-term employees, who lead our strategic initiatives, manage effectively our businesses and related risks and drive financial performance.

Most of our named executive officers are longstanding members of our management team with extensive experience in our business. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to us and our stockholders as we continue to manage through dynamic market, economic and regulatory environments.
As set forth in the chart below, a significant percentage of the total compensation payable in 2012 and 2013 to the Chief Executive Officer and the other named executive officers as a group was at risk and subject to the performance of the individual officer and the Company:

Chief Executive Officer
Other Named Executive Officers
While the Compensation Committee increased the overall size of equity awards to named executive officers in 2013 with the introduction of the TSR Equity Awards, the thresholds for vesting of the TSR Equity Awards were set at significantly higher levels than similar awards at the other companies in our peer group in order to create incentives for strong relative performance and to assure alignment with the interests of our stockholders. Accordingly, TSR Equity Awards begin to vest when our TSR is at the 40th percentile and vest at 100% of target at the 70th percentile, compared to the more common payout schedule for similar awards that begin to vest at the 25th percentile, and vest at 100% of target when TSR is at the 50th percentile. Thus, in order to realize compensation at the target level, our TSR performance must be significantly better than the majority of our peer group companies.
The relative percentages of at risk, performance-based compensation generally increased in 2013 compared to 2012 due to higher variable performance equity incentive awards reflecting the introduction of TSR-based equity awards in 2013 (replacing the growth equity awards tied to specific acquisition or development projects) offset by generally lower restricted stock award grants for all our named executive officers other than our Chief Executive Officer. In addition, reflecting the connection of performance to compensation, the cash incentive awards to all named executive officers were lower in 2013 than in 2012 or 2011 due to our financial performance below target in 2013.
Consistent with our corporate objectives, our compensation programs are broadly-based and equitable, with approximately 340 employees participating in the Long-Term Incentive Plan, ranging from certain Managers, Engineers and Supervisors to the Chief Executive Officer. Our executives are eligible to participate in the same benefit plans as those offered to all other non-union employees and we do not provide any perquisites to our named executive officers. In addition, our programs support high standards of corporate governance. None of our named executive officers have an employment agreement, nor are they entitled to receive tax reimbursements. We maintain meaningful stock ownership guidelines for officers and non-employee directors, and our insider trading policy prohibits officers and directors from trading in derivatives or otherwise hedging the economic risk associated with our common stock.

  2013 Performance Highlights

As shown in the diagrams below, our financial performance reflected in our Free Cash Flow and Adjusted EBITDA has remained strong in each of the past three years, although our Free Cash Flow and Adjusted EBITDA declined in 2013 due to contract transitions and higher interest expense. Free cash flow and Adjusted EBITDA are non-GAAP financial measures, and are not intended as a substitute for other GAAP measures. Both Free Cash Flow and Adjusted EBITDA are used in our compensation programs and are presented in order to show the correlation between these financial measures and compensation to our named executive officers. We also use Free Cash Flow to assess and evaluate the overall performance of the Company’s business and to highlight trends in our overall business and we use Adjusted EBITDA to provide a more complete understanding of our business. For a reconciliation of Adjusted EBITDA and Free Cash Flow to the measures we believe to be the most directly comparable to those measures under GAAP, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Supplementary Financial Information-Adjusted EBITDA (Non-GAAP Discussion)” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity-Supplementary Financial Information-Free Cash Flow (Non-GAAP Discussion)” in our Annual Report on Form 10-K for the year ended December 31, 2013.

In addition, in 2013 we successfully implemented a variety of strategic objectives which included the following: signed a 20 year agreement with New York City for waste transportation and disposal with an estimated $2.8 billion in revenue over the term of the contract; grew and developed profitable components of our core EfW business by expanding our metals recycling and recovery activities; continued efforts at cost reduction and efficiency; grew our special waste services offerings and revenue; completed our first Tartech metal recovery system; extended waste contracts totaling approximately 1.5 million tons per year for an average of five years; and acquired a 1,050 tons per day EfW facility in Camden, New Jersey, as well as two additional transfer stations in New Jersey.

Finally, we have continued to implement our strategy of using our strong cash flows to return capital to our stockholders through dividends and stock repurchases.

2013 Compensation Highlights
Compensation Components
In order to create economic incentives to successfully implement our strategic and organic growth objectives, compensation for the named executive officers in 2013 consisted of the following components:

•	Competitive annual base salary;

•	Annual cash bonus based upon performance and weighted among achieving objectives measured by:

◦	corporate financial metrics - 67%, and

◦	strategic goals aligned with individual performance approved by the Compensation Committee - 33%;

•	Annual restricted stock grants vesting ratably over three years based upon time; and

•
TSR-based equity awards of restricted stock units vesting based upon our TSR over a three year period relative to indices of companies in the waste and disposal industry, the conventional electricity utilities industry and other similarly sized “mid-cap” companies.

Compensation Philosophy and Objectives

The Compensation Committee believes that a significant portion of annual and long-term compensation paid to named executive officers should be closely aligned with our operating and financial performance on both a short-term and long-term basis. The goal of our executive compensation programs is to provide our named executive officers with compensation and benefits that are fair, reasonable and competitive in the marketplace. These programs are intended to help us attract and retain qualified executives and to provide rewards that are linked to performance and risk management while also aligning the interests of these individuals with those of our stockholders.
Our incentive programs are generally broad-based. While providing specifically tailored incentives for our senior leadership team, we have also retained our philosophy that in order to provide incentives across the organization, our benefits programs must be broadly available to our officers and management-level employees. Accordingly, approximately 340 employees, ranging from certain managers, engineers and supervisors in our facilities to our senior officers, participate in our long-term incentive plan and receive equity-based awards.
While the Compensation Committee continues to believe that our compensation programs have always been structured to maintain a close correlation between pay and performance, the Compensation Committee also listened to the comments of institutional stockholders and others and examined the growing trend towards the incorporation of TSR-based equity awards to most effectively align the interests and incentives of management with our stockholders to provide a better performance measure for equity compensation awards to our senior management team. Accordingly, beginning in 2013, for our senior management team, including all of our named executive officers, we (1) replaced the growth equity awards, which were specifically tied to acquisitions or new business development activities, with equity awards that will vest based upon our TSR performance over a three year period relative to indices of companies in the waste and disposal industry, the conventional electricity utilities industry and other similarly sized “mid-cap” companies and (2) reduced the component of annual time-based vesting equity awards so that time-based awards only constitute one-third of the equity award. This new program is also consistent with the desires expressed by certain institutional stockholders in conversations that we have had from time to time to more closely tie compensation to the performance of our common stock. See “Compensation Discussion and Analysis -Compensation Philosophy and Objectives - Alignment” below for a discussion of vesting mechanisms to assure alignment of interests with our stockholders.
The Compensation Committee has the following objectives in designing the programs:
Performance

•
The compensation and benefits we offer to named executive officers are structured to ensure that a significant portion of compensation opportunities are directly related to our operating performance, financial performance and the achievement of strategic objectives, including growth opportunities and enterprise risk management efforts that directly and indirectly enhance, preserve or positively influence stockholder value. Incentive compensation awards are based in part on (1) company financial measures which we refer to as the “Financial Performance Measures,” and on (2) individual performance executing our strategic objectives.

•
The Financial Performance Measures for 2013, as used in our cash incentive program, consisted of Free Cash Flow and Adjusted EBITDA for all corporate officers and employees, including all named executive officers.

•
Individual performance for 2013 was compensated in the form of cash incentive awards in 2013 based on our performance and each named executive officer’s contributions as they related to executing on our business strategy in the following three major categories of strategic objectives: (1) Organic Growth, (2) New Business and Development, and (3) Business Goals and Risk Management. These categories were generally consistent with 2012 but with greater focus and attention on growing and developing our core EfW business through improved metals recycling and recovery, expanded special waste and bundled services, cost reductions and improved operational efficiency. As in past years, our strategic goals included a focus on efforts to grow our Adjusted EBITDA and Free Cash Flow, develop new clean technologies, policies and market awareness of our business as a clean renewable energy source, enter into long-term contractual arrangements to secure revenue optimizing our balance sheet and capital allocation and managing risk. These categories effectively reflect the way management views our business and the different areas of importance to us in order to implement our business plan and directly or indirectly enhance, preserve or positively influence stockholder value. Within these major categories, compensation was influenced by the contributions of each named executive officer in his respective areas of responsibility and his ability to influence or effect results in such areas.

•
Beginning in 2013, senior management received grants of performance-based equity awards tied to our TSR relative to the weighted performance of the companies composing the (1) U.S. Dow Jones Waste & Disposal Services Index (25% weighted), (2) U.S. Dow Jones Conventional Electricity Index (25% weighted) and (3) Standard & Poor’s Mid-Cap 400 Index (50% weighted) (the “TSR Equity Awards”).

Alignment

•
In order to align the interests of our named executive officers with our stockholders, a significant component of total compensation each year is in the form of equity awards. Alignment with our stockholders is further enhanced by aspects of our program which assure that our named executive officers realize compensation to the extent that the Company realizes value. For example, we have aligned the interests of our named executive officers and our stockholders through the issuance of TSR Equity Awards to our named executive officers. TSR Equity Awards will vest three years after grant based upon our relative TSR performance, with vesting at 100% of target requiring that our TSR is at least in the 70th percentile compared to the TSR performance of the companies in the designated market indices, with partial vesting (25% of target) beginning at the 40th percentile, 50% of target vesting for TSR performance at the 50th percentile and vesting at 200% of target for TSR performance at or above the 90th percentile of the designated indices. Performance between designated percentiles above the threshold 40th percentile and below the 90th percentile will be linearly interpolated. These TSR Equity Awards will only have value to the extent that our stock appreciates at a value higher than the 40th percentile compared to our peers, with the failure to achieve performance at the 40th percentile resulting in no vesting of TSR Equity Awards, and will vest at target if our stock appreciates at a value significantly higher than the median.

While the Compensation Committee increased the overall size of equity awards to named executive officers in 2013 with the introduction of the TSR Equity Awards, it set the thresholds for vesting of the TSR Equity Awards at significantly higher levels than similar awards at the other companies in our peer group in order to create incentives for strong relative performance and to assure alignment with the interests of our stockholders. Thus, the TSR Equity Awards align the interests of management with our stockholders and incentivize the future creation of sustained and significant increases in stockholder returns relative to our peers.

•
For several years, we also have had stock ownership guidelines for our officers, including our named executive officers, to create structural and objective means of assuring equity ownership and retention of shares of our common stock in value equal to a specified multiple of their base salary, increasing with levels of responsibility.

•
From time to time in the past, we have granted awards of stock options or other instruments tied to stockholder value creation, vesting over a period of time or based upon our future performance in order to provide additional long-term incentives. We did not grant any awards of stock options to any of our named executive officers in 2013.

Retention

•
To maintain retention incentives, one-third of equity grants in 2013 and portions of our previously granted equity awards are earned over a period of time ranging from three to five years, with vesting generally conditioned upon the employee’s continued employment with us on the vesting date. Further, TSR Equity Awards only vest after a period of three years, based upon our TSR performance relative to certain peer groups.

Competitiveness and Benchmarking

We offer total compensation packages at levels we believe are required to attract and retain qualified employees and officers, including named executive officers. In assessing appropriate levels of total compensation and benefits, the Compensation Committee uses a variety of benchmarking techniques and generally has compared our compensation levels to a market median. It has, in the past, with advice from its compensation consultants (described more fully below) developed a “peer group” of selected companies with a range of size relatively similar to the Company in the waste, independent power, utilities and renewable energy industries for inclusion in analyses reviewed by the Compensation Committee. For 2013, in connection with reviewing the compensation levels and conducting a benchmark analysis of the named executive officers compensation, the Compensation Committee used a peer group of the following companies in the businesses of environmental and facilities services, independent power producers, environmental and facilities services and electric utilities that had comparable revenues and/or market capitalizations.

The 2013 peer group was substantially the same as in 2012. The 2013 peer group consisted of the following companies: Avista Corporation; Black Hills Corporation; Cleco Corporation; CH Energy Group, Hawaiian Electric Industries, Inc.; NRG Energy, Inc.; PNM Resources, Inc.; Portland General Electric Company; Progressive Waste Solutions Ltd.; Tetra Tech Inc., Vectren Corporation; Waste Connections Inc.; Westar Energy, Inc.; UIL Holdings Corporation; and UNS Energy Corporation. This group reflected the prior additions of Tetra Tech Inc, UIL Holdings Corp., Black Hills Corporation and Cleco Corporation to the peer group. In 2014, our peer group will add Clean Harbors, Inc., an environmental, energy and industrial services company that is in the Dow Jones Waste & Disposal Index, and IDACORP, Inc., a conventional electric power producer that is in the Dow Jones Conventional Electricity Index, in replacement of CH Energy Group, which was acquired in 2013. Further, as our business profile changes over time, for example with the expansion of our metals recycling and recovery efforts, the Compensation Committee will continue to evaluate our peer group composition to be reflective of our business.

Role of Compensation Consultants
Neither we nor the Compensation Committee has any contractual relationship with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. Periodically, through our human resources department, we have discussed compensation matters with compensation consultants. These consultants have provided assistance in market intelligence and information regarding compensation levels at comparable companies, as well as providing assistance in structuring some aspects of compensation.
The Compensation Committee has periodically engaged its own independent compensation advisors to provide assistance and advice in carrying out its duties, which advisors are currently at Frederic W. Cook & Co. (“Frederic Cook”). With respect to certain compensation awarded in March 2013, we engaged advisors at Towers Watson & Co. Each of these advisors, upon request by the Compensation Committee, have provided independent compensation advice on various aspects of executive compensation, including the compensation payable to our executive officers, reviewing compensation structures and recommendations presented by management and other compensation matters. These advisors took their direction solely from, and provided their reports solely to, the Compensation Committee. Billing by these advisors was provided directly to, and approved for payment by, the Compensation Committee. Although we engaged other offices of Towers Watson to provide management with certain advice on employee benefit and pension matters, such work was unrelated to the advice provided by Towers Watson to the Compensation Committee, was provided by different consultants within Towers Watson and was provided consistent with formal written procedures previously adopted and implemented to maintain the independence of this relationship. In light of this separate engagement of Towers Watson and the prospective application of the independence analysis of compensation consultants, at the request of the Compensation Committee, the Towers Watson advisors to the Compensation Committee previously addressed and confirmed their independence in writing to the Compensation Committee.
The current relationship with Frederic Cook is exclusive to the Compensation Committee and was provided consistent with formal written procedures to maintain the independence of this relationship. At the request of the Compensation Committee, the Frederic Cook advisors to the Compensation Committee addressed and confirmed their independence in writing to the Compensation Committee.
 Use of Consultants in Analysis of 2013 Compensation
At the request of the Compensation Committee, advisors at Towers Watson assisted the Compensation Committee in reviewing the compensation of our named executive officers in relation to the customized peer group identified above. This review was conducted in order to provide an additional benchmark of compensation levels to assist the Compensation Committee in evaluating the continued effectiveness of the implementation of the introduction of the TSR Equity Awards in 2013.
The Annual Compensation Process
 Our annual compensation review is undertaken at the direction and under the supervision of the Compensation Committee. Other than our Chief Executive Officer working with our Chief Financial Officer and Chief Human Resources Officer, no executive officers are involved in making recommendations for executive officer compensation. No officers are involved in determining director compensation. Following the review process, the Compensation Committee discusses the review process and compensation determinations with the non-management members of the Board, and approves the annual base salary, equity award grants, incentive cash award targets and financial metrics for the upcoming year and incentive cash awards for the prior year for the named executive officers.
Specifically, the Compensation Committee approves:

•	the targets for the Financial Performance Measures for the performance portion of the annual cash incentive awards;

•
the performance towards strategic objectives set the prior year and the allocation of the annual cash incentive awards based upon the relative individual performance of the named executive officers in the areas of their responsibility towards such strategic objectives;

•	the form and amount or dollar value of equity awards; and

•	the vesting criteria, including any performance-based criteria, and vesting dates for equity awards.
In the first quarter of each year, typically in February, the Compensation Committee reviews management’s recommendations and our historical pay and performance information. The Compensation Committee’s review includes approval of the value of restricted stock and TSR Equity Award grants. It is the Compensation Committee’s policy to authorize and grant equity awards as of the date of the Board of Directors meeting at which such awards are ratified by the non-management members of the Board of Directors upon the recommendation of the Compensation Committee, based upon the closing price of our common stock on the date of the award.
Periodically throughout the year, the Compensation Committee may discuss, as appropriate, the philosophy for the overall compensation program, and decide whether changes should be made in program components or whether special awards are appropriate or desirable during the year or for future periods.
In 2013, the Compensation Committee used historic awards and tally sheets to assist in analyzing the named executive officers’ total compensation and various elements of their compensation and benefits, as well as potential payments in the event of a change in control. The tally sheets provided an additional macro level data point and long-term “check and balance” to the compensation process, which is typically more focused on the micro level and annual aspects of the individual components of compensation. The tally sheets also provided the Compensation Committee with information regarding the wealth accumulation of our executive officers in the form of cumulative equity awards and then current equity holdings. The Compensation Committee also examined equity wealth accumulation through its review of the compliance by the named executive officers with their respective stock ownership guidelines.
Although the Compensation Committee has the authority to increase or decrease compensation based upon its review of tally sheets, it did not change any compensation based upon its review of tally sheets in 2013.
 Overview of 2013 Compensation Structure
Components of Total Compensation
 Our compensation and benefits package for named executive officers consists of direct compensation and company-sponsored benefit plans. Each component is designed to contribute to a total compensation package that is competitive and appropriately performance-based, and to create incentives for our named executive officers that coincide with our goals and intentions.
Direct Compensation
Direct compensation in 2013 consisted of a base salary and awards that were linked to performance comprised of an annual incentive cash award and long-term incentive equity awards in the form of time-based vesting restricted stock grants and performance-based vesting TSR Equity Awards. Other than base salary, all elements of direct compensation included a component that was directly linked to our performance. By creating these links, we seek to achieve our objectives of performance-based, cost-effective compensation programs. There are no formulas to determine annual base compensation. In addition, we may also consider various external factors, such as competition for certain executive skills and internal needs, when setting annual base salaries, as well as other components of total compensation. For example, in order to fill vacancies or new positions, or retain certain individuals, we may offer base salaries above the applicable market median. Further, named executive officers who have significant experience and have demonstrated sustained superior performance over time also may have salaries or other elements of compensation above the applicable market median.
Base Salary

•	Purpose: Base salary is designed to attract and retain experienced executives who can operate our business in a manner to achieve our short-term and long-term business goals and objectives.

•
Performance drivers:  While a named executive officer’s initial base salary is determined by an assessment of competitive market levels, the major factor driving changes in such base salary will be that named executive officer’s individual performance measured by his satisfaction of internal objectives specific to such named executive officer and his assigned responsibilities.

•
Other Factors:  In addition, we may also consider various external factors, such as competition for certain executive skills and internal needs, when setting annual base salaries. Although we have historically granted regular, annual merit-based salary increases to officers and salary adjustments as needed to reflect changes in role, responsibility and the competitive environment, such increases are not automatic. Further, we also consider overall levels of compensation in making compensation decisions, and attempt to balance annual base salary amounts with performance-based measures of compensation, such as incentive cash awards and equity awards.

•
2013: Base salaries for named executive officers rose by an average of 2.5%, consistent with increases on a Company-wide basis in order to maintain competitiveness, with individual increases to named executive officers other than the Chief Executive Officer, tied to their individual performance and responsibilities. Our Chief Executive Officer requested that his base salary not be increased.

Performance-Based Awards
 Annual Incentive Cash Awards

•
Purpose:  The annual incentive cash award is a non-equity incentive-based compensation component designed such that a significant portion of a named executive officer’s annual compensation will be at risk and will vary (up or down) in any given year based upon our performance and the performance of each such named executive officer.

•
Application of Performance Measures:  As noted above, annual cash bonus awards in 2013 for our named executive officers were based upon performance and achieving objectives measured by (1) our actual Free Cash Flow and Adjusted EBITDA compared to the respective Financial Performance Measure targets for Free Cash Flow and Adjusted EBITDA; and (2) the individual performance and contributions of such officer towards the achievement of our strategic objectives based on their respective areas of responsibility.

•
Target Bonus:  The Compensation Committee also set a “target” bonus level for each of the named executive officers which was a stated percentage of such officer’s base salary. These target levels were 90% for the Chief Executive Officer and ranged from 65% to 75%* for the other named executive officers.

* Excludes Mr. Helgeson who did not become the Chief Financial Officer until November 27, 2013.
Financial Performance Measures
For 2013, the Compensation Committee adopted “minimum,” “threshold,” “target” and “stretch” goals for the Financial Performance Measures. Based on our budget, which was approved by our full Board in December 2012 for the upcoming 2013 calendar year, these levels were reviewed by the Compensation Committee in February 2013 and approved by the Compensation Committee for the full year 2013 performance on a prospective basis as part of the annual compensation process. We measured financial performance results with a percentage that is calculated from the difference between the “target” and actual level achieved, in accordance with the following:

•	if financial performance was at or below the “minimum” level, then no cash awards would have been paid;

•	if financial performance was at the “threshold” level, then a cash award at 50% of the “target” level would have been paid;

•	if financial performance was at the “target” level, then a cash award at 100% of “target” level would have been paid; and

•	if financial performance was at or above the “stretch” level, then a cash award at 200% of the “target” level would have been paid.
Between each of the foregoing levels, results were interpolated within each category to calculate specific incentive cash award percentages. Financial results were capped at 200% of target levels for all named executive officers. Under the structure of this series of performance goals, each percentage of performance below the target level results in a reduction in the amount of incentive cash awards relating to financial performance that is greater than the relative amount of increases in such awards that would result from the same percentage of performance above the target level.

In order to assure that the intents and purposes of the compensation plans, including the annual incentive cash awards, are effectuated, the Compensation Committee retains the discretion to make adjustments to the results for any given year. Reasons for adjustments could include removing the effects of unanticipated events, such as accounting changes, project restructurings, balance sheet adjustments and similar items, which unless excluded would produce unintended consequences that are inconsistent with the goals of aligning the interests of named executive officers with our stockholders and of providing financial incentives to named executive officers to effectively implement our business plan and goals. For example, the Compensation Committee adjusted the Financial Performance Measures to reduce Adjusted EBITDA for the impact of a year-over-year change in the accounting treatment of certain landfill closure obligations and certain settlement payments received relating to our exit from the United Kingdom. Free Cash Flow was also equitably reduced to adjust for the timing of certain payments related to a construction project and certain settlement payments received relating to our exit from the United Kingdom and increased by lower than budgeted incentive compensation payments.

Awards were determined in February 2014 with reference to our actual Free Cash Flow and Adjusted EBITDA generated during 2013 compared to the target Financial Performance Measures of Free Cash Flow and Adjusted EBITDA set in February

2013 by the Compensation Committee. Financial performances in 2013 compared to the target Financial Performance Measures resulted in a cash award of 34% of the “target” level for the Company.
The following table summarizes the historical performance targets for the Financial Performance Measures of Free Cash Flow and Adjusted EBITDA, the variances from targets for payout purposes, as calculated in accordance with the foregoing linear pro-rations for the last three years (dollars in millions):

	Adjusted EBITDA			Free Cash Flow
	Target Adjusted EBITDA	Actual Adjusted EBITDA, As Adjusted	Payout Variances	Target Free Cash Flow	Actual Free Cash Flow, As Adjusted	Payout Variances	Combined Financial Performance
2011	$500.0	$492.0	87%	$275.0	$281.7	111%	99%
2012	$520.0	$489.5	48%	$260.0	$251.5	86%	67%
2013	$520.0	$485.4	27%	$270.5	$238.5	43%	34%

While budgets and operational targets are reset each year and reviewed and approved by the Board, the Compensation Committee seeks to set target levels of our financial performance for purposes of the annual incentive cash awards that continue to challenge management but are achievable if certain conditions are satisfied, including, in particular the following:

•	we continue to operate our business consistent with the historically high standards of efficiency, production, safety and environmental performance;

•	we continue to control our costs of conducting our business and operations;

•
external market forces and pricing are consistent with expectations (at the time we establish our annual budgets) in key areas, including waste, energy, commodity and scrap metal prices and interest rates;

•	third parties, including communities we serve and the purchasers of the energy we generate, continue to remain financially sound and satisfy their contractual obligations to us; and

•
we do not experience unforeseen events, such as weather, flooding, accidents or fires at our facilities, acts of God, pandemics, natural disasters, terrorism or other casualty events, that have a material adverse impact on our financial results.

Consequently, our ability to achieve the “target” level of the Financial Performance Measures each year is heavily dependent not only upon factors within our control, but also upon other conditions over which we have no control. While there has always been substantial uncertainty with respect to achieving the target level at the time that the Financial Performance Measures are set and communicated, with our strong historical operating performance, our success in adapting to changing market conditions and the continued performance by third parties with whom we contract, prior to 2012, we have consistently achieved Financial Performance Measures near our targets. However, during 2012 and 2013 performance has resulted in awards below the “target” levels and it has been increasingly necessary for us to seek new and different ways to conduct our business to maintain operating efficiencies and levels of performance; and to find and capitalize on opportunities to expand or improve our profitability. Our ability to meet or exceed performance targets in the future will depend upon a variety of factors, including execution of our strategy, contract transitions, and our increasing exposure to market pricing, competition in our sector, and the age of our facilities and related increased need for additional maintenance expenditures. As a result, it has been and may continue in the future to be, more difficult for our named executive officers to continue to receive incentive cash awards at or near the “target” level and equity awards granted in prior years to be achieved.
Our aggregate financial performance has fallen below “target” levels for payout purposes in the past two years. The aggregate financial performance was roughly at target levels in 2011 at 99% and below target levels in 2012 and in 2013 at 67% and 34%, respectively. The “stretch” level of the Financial Performance Measures remains extremely difficult to obtain and we have never reached the “stretch” target goals to earn the maximum cash award levels.
In addition, the Compensation Committee retains the authority and discretion to increase or decrease the size of any performance-based award or payout. The Compensation Committee did not exercise such authority and discretion in 2013 with respect to awards to named executive officers based upon the Financial Performance Measures.
Strategic Objectives
 We also measured the performance of our named executive officers in 2013 by their personal contributions towards satisfaction of our strategic objectives, based upon each named executive officer’s specific job and responsibilities. The strategic objectives were set on a prospective basis in February 2013 by the Compensation Committee as part of its annual compensation process and communicated to the named executive officers. If we did not meet the “minimum” level of performance for the Financial Performance Measures in 2013, then the incentive cash award pool would not have been funded and no incentive cash awards would have been payable for satisfaction of strategic objectives.
The contributions of our named executive officers towards our strategic objectives were the basis upon which each individual portion of a named executive officer’s annual incentive cash award was determined. In 2013, we measured named executive officer’s performance in the following three major categories of strategic objectives:

(1) Organic growth;

(2)  New business and development; and

(3)  Business goals and risk management.

These categories were modified slightly from 2012 in order to highlight our greater focus and attention on a range of areas important to our business plan and strategy, including:

•	entering into long-term contractual arrangements to secure our waste flow and energy sales, including the New York City contract;

•	growing and developing our core EfW business through the acquisition of additional transfer stations and an EfW facility;

•
finding additional and more efficient ways to organically grow our Adjusted EBITDA and Free Cash Flow through (i) expanded metals recycling and recovery efforts, (ii) expanded special, liquid and bundled waste services, and (iii) cost reductions and improved efficiency;

•	developing new clean technologies, policies and market awareness of our business as a clean renewable energy source; and

•	enterprise risk management.

Within these guidelines, the importance of each category varied significantly between each named executive officer and the importance of such categories were assessed on an officer by officer basis in order to best tie each such officer’s respective areas of responsibilities and ability to influence, control or impact results with the categories relating to such responsibilities. For example, our Chief Operating Officer has relatively greater weight upon our performance within organic growth categories over which he has the greatest relative level of responsibility and control, therefore, his compensation was more heavily dependent upon performance towards those objectives within those two categories. Similarly, the Chief Technology Officer has the greatest relative responsibility for our development and implementation of new technologies towards new business growth and business goals objectives. Determinations within each of these categories are based upon subjective judgments of both individual and, where applicable, business area performance.

As noted, within each of these major categories, individual performance was further measured by business goals specific to each named executive officer’s responsibilities, including some or all of the following:

•	organic growth objectives including: enhanced metal recovery, increased special waste revenue, asset management and cost efficiency initiatives;

•	contracts to be obtained, amended or renewed;

•	businesses to acquire or joint ventures to be created;

•	project developments and expansions to be advanced or completed;

•	technology development in specific areas and installation of new technologies to improve performance;

•	favorable treatment of energy-from-waste and our other renewable technologies in Federal and state legislation and policy initiatives;

•	establishment of partnerships, programs and community and media outreach to communicate the benefits of our renewable technologies;

•	expansion into strategic geographic areas around the world;

•	successful consummation of financing transactions on favorable economic terms;

•	effective efforts towards enterprise risk management; and

•	allocation of capital to pursue strategic initiatives, maximize return on investment and maintain a strong balance sheet and liquidity position in order to support ongoing growth efforts.

In determining achievement of these strategic objectives, the Compensation Committee receives an initial assessment from our Chief Executive Officer of each named executive officer’s performance with respect to each of the business goals for the preceding year. This recommendation is then reviewed by the Compensation Committee in connection with its determination of each named executive officer’s incentive cash award. Many of the factors that influence determinations are subjective, are based upon positive and negative developments occurring during the prior year and vary from year to year based upon our goals and actions undertaken or desired to be taken within such period. Discretionary non-equity incentive awards paid in March 2014 reflect awards based upon individual performance in 2013. Accordingly, solely for strategic related performance in 2013, the aggregate performance towards achievement of strategic objectives relating to the non-equity incentive award was determined to be approximately 67% of the target, and the principal factors that influenced this determination regarding named executive officers’ performance included the following:

•	entering into a 20-year contract with New York City to dispose of 800,000 tons of waste per year with expected revenue of approximately $2.8 billion over the life of the contract;

•	failing to win the bid for a development project at Merseyside in the United Kingdom and abandoning development efforts in the United Kingdom;

•	investing $37 million with an attractive return to increase metals recycling and recovery, as well as the development and introduction of the Tartech metal recovery system;

•	executing contract extensions and renewals of waste contracts for approximately 1.5 million tons per year with an average term of five years;

•	expanding special, liquid and bundled waste services and offerings;

•	successful acquisition of two transfer stations and an EfW facility in the Northeast U.S.;

•	continuing development and construction of a pilot facility for the commercially available CLEERGAS technology;

•	expanding cost reduction and efficiency efforts; and

•	resolving the Harrisburg EfW facility loan default.

Overall Performance

Based upon the individual contribution of named executive officers towards the foregoing actions, as they applied to each named executive officer, respectively, and our overall financial and operating performance measured by the Financial Performance Measures, the named executive officers earned incentive cash awards ranging from 29% to 48% of their individual targets (assumed to be 100%) in 2013. The following table compares the award earned by each of the named executive officers, as compared to their respective target bonus opportunity, in each of the last three years:

Named Executive Officer	2011 Award % Target	2012 Award % Target	2013 Award % Target
Anthony J. Orlando	75	86	42
Bradford J. Helgeson	n/a	n/a	46
Seth Myones	100	100	48
Timothy J. Simpson	88	88	44
John M. Klett	80	78	33
Sanjiv Khattri	78	88	29
As described above, the foregoing awards are consistent with our financial and strategic performance and consistent with the Compensation Committee’s philosophy that individual and company performance above targets would result in corresponding awards in excess of target bonus opportunities while performance below targets would result in corresponding awards below target bonus opportunities. In 2011, the Financial Performance Measures were essentially at target but applicable individual and non-financial performance measures generally fell below the targets, resulting in combined overall awards in the aggregate at 78% of targets. In 2012, due in part to the unexpected financial impact of Hurricane Sandy, the Financial Performance Measure of Free Cash Flow was below target at 86% and Adjusted EBITDA was below target at 48%, resulting in average awards for financial performance at 67% of target for named executive officers. The performance of our named executive officers towards the achievement of our strategic objectives, however, generally exceeded the targets, resulting in an aggregate bonus at approximately 125% of strategic targets, Financial Performance Measures carried a weight of 67% while strategic performance carried a relative weight of 33% resulting in combined overall awards in the aggregate at 86% of targets. In 2013, Financial Performance Measures for the Company were at 34% of target, with target Financial Performance Measures at 27% of target for Adjusted EBITDA and 43% of target for Free Cash Flow, primarily due to contract transitions and higher interest expense. Performance of our named executive officers against strategic objectives was determined to be 67% of target (as discussed above). Financial Performance Measures carried a weight of 67% while strategic performance carried a relative weight of 33%. On a combined overall basis, the Compensation Committee granted awards in 2013 to named executive officers at 44% of targets.
2013 Cash Incentive Awards
The following table sets forth a breakdown for each of our named executive officers of the amount of each named executive officer’s cash incentive compensation award attributable to (a) our actual adjusted Free Cash Flow and Adjusted EBITDA compared to the Financial Performance Measures of Free Cash Flow and Adjusted EBITDA, and (b) the individual contributions and performance of such named executive officer towards the achievement of our strategic objectives specific to each such officer’s roles and responsibilities.

Named Executive Officer	Financial Performance Measure (66.7%)	Individual Contribution to Strategic Objectives (33.3%)	Total Non-Equity Incentive Compensation (100%)
Anthony J. Orlando, President & Chief Executive Officer	$149,565	$135,435	$285,000
Bradford J. Helgeson, Executive Vice President & Chief Financial Officer (1)	$26,203	$28,797	$55,000
Seth Myones, Executive Vice President & Chief Operating Officer	$57,163	$67,837	$125,000
Timothy J. Simpson, Executive Vice President, General Counsel & Secretary	$52,078	$52,922	$105,000
John M. Klett, Executive Vice President & Chief Technology Officer (2)	$90,000	$—	$90,000
Sanjiv Khattri, Executive Vice President & Chief Financial Officer (3)	$100,000	$—	$100,000
(1) Mr. Helgeson was promoted from Vice President and Treasurer to Executive Vice President and Chief Financial Officer on November 27, 2013.
(2) Mr. Klett’s employment with Covanta Holding Corporation ended on December 31, 2013.
(3) Mr. Khattri was removed from his position as Executive Vice President and Chief Financial Officer on November 26, 2013. His employment with Covanta Holding Corporation ended on December 31, 2013.

Long-term Incentive Equity Awards

•	Purpose: Long-term incentive equity awards are equity awards designed to attract and retain executives, and to strengthen the link between compensation and increased stockholder value.

•
Forms of Equity Awards:  The Compensation Committee has generally limited long-term incentive equity awards to grants of a combination of time-vesting and performance-vesting restricted stock or restricted stock units in past years. The Compensation Committee has not made long-term, broad-based awards of stock options since 2007. In 2013, our Chief Executive Officer and each other named executive officer received equity awards equal to 2.0 times and 1.5 times, respectively, their annual base salary, with two-thirds in the form of TSR Equity Awards and one-third in the form of restricted stock awards.

•	Restricted Stock Awards - Vesting: Restricted stock awards granted in 2013 vest in three equal tranches on March 17 of 2014, 2015 and 2016.

•
TSR Equity Awards - Performance and Vesting Criteria:  TSR Equity Awards are in the form of restricted stock units that vest as follows: TSR Equity Awards will vest three years after grant based upon our relative TSR performance, according to the following table, with payouts linearly interpolated for performance between levels:

Relative TSR Percentile Rank	Payout (% of Target Shares)
<40th Percentile	0%
40th Percentile	25%
50th Percentile	50%
70th Percentile	100%
>90th Percentile	200%

Equity awards are determined by the Compensation Committee in February of each year. The value of awards granted to each named executive officer reflects our overall performance for the prior year in creating future long-term value, the responsibilities of such officer and his individual performance. In February 2014, the Compensation Committee authorized equity awards to our named executive officers in the form of a fixed dollar amount of restricted stock and TSR Equity Awards.
 The Compensation Committee does not have a specific policy or practice to time equity awards to the release of earnings or other material non-public information. However, the Compensation Committee may determine the value of a restricted stock award or number of stock options but not issue or establish the number of shares of restricted stock or the exercise price of stock options while in possession of material non-public information, such as a material pending transaction. Our practice is not to accelerate or delay the disclosure of material non-public information, whether favorable or unfavorable, but to make such disclosures when appropriate or required by applicable securities laws. In order not to unduly benefit or harm officers and employees, we have in the past postponed, and would consider postponing in the future, the issuance of awards until after the material non-public information has been publicly disclosed or is no longer considered to be material information.
Performance Drivers
 The size of individual long-term incentive equity awards is determined using compensation guidelines developed based on competitive benchmarks. Within those guidelines, actual award recommendations are based on individual, and where applicable, business area performance. Vesting for awards granted since 2010 has been contingent upon continued employment through the full three-year period of the grant, with certain limited exceptions, including retirement after the age of 65.
Analysis of Risk
 The Compensation Committee also is aware of the levels of risk attendant to capital allocation and expansion projects that we commenced, which is taken into account in determining the value of individual contributions to the achievement of strategic objectives by our named executive officers.
On a structural level, all material transactions, as well as transactions not deemed material to us, that involve capital allocations above specified levels are reviewed and approved by our Finance Committee, which as part of its analysis of transactions examines the potential risk and reward of our investments in business acquisitions and expansion projects. To the extent necessary, members of the Finance Committee discuss with the Compensation Committee the analysis and rationale for investment decisions.
In order to assure that excessive leverage and risk-taking is not undertaken in seeking to achieve growth objectives, a material portion of compensation payable to our named executive officers is paid in equity that vests over time, and with respect to TSR Equity Awards, will only vest after performance in the form of actual and relative stockholder returns above threshold levels are demonstrated over a sustained period of three years after the grant of such awards. We believe that the combination of time vesting over three years and long-term performance vesting, together with executive stock ownership guidelines, act as additional incentives and precautions to control against excessive risk-taking in the investment decisions by management.
CEO Compensation
In determining the compensation of Mr. Orlando, as our Chief Executive Officer, the Compensation Committee considered our operating and financial performance as a whole. As in prior years, a very significant portion of Mr. Orlando’s compensation was tied to our performance. The Compensation Committee believes, and it has structured compensation accordingly, that the compensation of our named executive officers, and our Chief Executive Officer in particular, should have a very significant component which is not fixed but is “at risk” and performance-based. The Compensation Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that the relatively greatest percentage of compensation be at risk and tied to our overall performance in order to best align his interests with those of our stockholders. Due to his responsibility for our performance as Chief Executive Officer, consistent with the intents and purposes of the compensation structure, Mr. Orlando’s compensation has been materially higher than other named executive officers.
Mr. Orlando’s compensation package for 2013 included an annual base salary of $755,000, which did not reflect an increase from 2012. With the introduction of TSR Equity Awards in 2013, the equity component of Mr. Orlando’s compensation was modified in 2013 to provide an equity award equal to two times his annual base salary (at 100% of target), one-third in time vesting restricted stock awards vesting pro rata over three years and two-thirds in performance vesting TSR Equity Awards vesting after three years based upon our relative stockholder returns. This resulted in an aggregate of $1,258,208 in reported grant-date fair value of equity awards, consisting of $502,830 in value of time vesting restricted stock and $755,378 in value of performance vesting TSR Equity Awards. The grant-date fair value of the TSR Equity Awards is based on a Monte Carlo valuation that takes into consideration the rigor of the relative TSR performance objectives; as a result, the grant-date fair value reported in the executive compensation tables is less than the product of the target number of shares and the grant-date share price. While the total aggregate reported value of his equity awards was significantly higher in 2013 than 2011 or 2012, these equity awards reflected a greater component of compensation directly tied to sustained and enhanced total stockholder returns. It is also significant to note that vesting of the TSR Equity Awards requires a materially higher threshold than many of the companies in our peer group, with no vesting occurring for that portion of the TSR Equity Awards where our relative TSR performance falls below the 40th percentile of the market indices and 100% of target vesting at the 70th percentile, as compared to the 25th percentile and 50th percentile, respectively, for many of the companies in our peer group. Accordingly, this higher reported equity compensation level is intended to motivate the continued focus on TSR and to create a competitive investment return compared to alternative investments, with stockholder interests aligned and protected because the reported compensation will only be realized by Mr. Orlando if our performance in creating long-term stockholder returns is significantly above the median of the companies contained in the market indices.
Despite increases in equity compensation levels in 2013, based upon our most recent competitive analysis our target total direct compensation was consistent with the median range of most-recently reported target compensation for similarly-situated executives in our peer group.
In addition, Mr. Orlando received a lower incentive cash award of $285,000, significantly below his target incentive based upon our performance compared to the Financial Performance Measures and the strategic objectives that were set for 2013, which was determined by the Compensation Committee and paid in March 2014. The Compensation Committee also noted Mr. Orlando’s overall responsibility in our overall performance during 2013, including the following:

•	financial performance at 34% of target, as previously discussed;

•	entering into a 20-year contract with New York City to dispose of 800,000 tons of waste per year with expected revenue of approximately $2.8 billion over the term of the contract;

•	executing contract extensions and renewals of waste contracts for approximately 1.5 million tons per year for an average term of five years;

•
invested $105 million in organic growth projects and $57 million in acquisitions, including investing $37 million with an attractive return to increase metals recycling and recovery, as well as the development and introduction of the Tartech metal recovery system;

•	expanding special, liquid and bundled waste services and offerings;

•	resolving the Harrisburg EfW facility loan default; and

•	failing to win the bid for a development project at Merseyside in the United Kingdom and abandoning development efforts in the United Kingdom.
In 2013, 32,509 shares of restricted stock held by Mr. Orlando vested in accordance with their terms and 111,178 shares of growth equity awards, previously issued more than three years ago in connection with acquisitions and completed development projects, fully vested at 100% following confirmation by the Compensation Committee that the performance assumptions and investment returns made at the time each of the grants had been satisfied and the net present value “bring down” calculation resulted in a value to us that exceeded 95% of the projected value at the time of the grant.
Employment Arrangements
In order to retain the greatest flexibility on compensation decisions, we did not renew any of the employment agreements with named executive officers following the expiration of such agreements in 2009. In lieu of entering into new employment agreements, we incorporated into our standard forms of equity award agreements, primarily for Senior Vice Presidents and higher, the terms of restrictive covenants that had previously been included in the employment agreements, covering non-competition, non-solicitation, confidentiality and assignment of intellectual property rights. In addition, we adopted a new severance policy in 2009 for certain specified senior officers, including all named executive officers, and provided severance benefits payable over a period that matches the length of the applicable restrictive covenants. Severance is payable in the event that an eligible employee is terminated for reasons other than cause. See also “Severance Plan and Potential Payments upon Termination or Change in Control” below in this proxy statement for more information regarding the severance plan and payments following a change in control. For the purposes of the severance plan, “cause” is defined to include the following:
•an employee’s failure or refusal to perform the duties of his or her employment in a reasonably satisfactory manner;
•fraud or other act of dishonesty;
•serious misconduct in connection with the performance of his or her duties;
•material violation of any applicable policies or procedures;
•conviction of, or plea of nolo contendere to, a felony or other crime; or
•other conduct that has or reasonably is expected to result in material injury to our business or reputation.

The 24 month severance term for our Chief Executive Officer is longer than the 18 month severance term for other named executive officers because we desired the benefits to us of extended non-competition and non-solicitation covenant periods. Similarly, the 18 month severance period for our Executive Vice Presidents, Senior Vice Presidents, and Chief Accounting Officer and Treasurer, including the other named executive officers, is longer than other eligible employees because we also desired the benefits of their relatively longer restrictive covenant periods.
Executive Stock Ownership
Stock Ownership Guidelines
Our Board believes that it is important for all of our officers, including our officers and officers of our subsidiary Covanta Energy, to acquire and maintain a substantial equity ownership position in our company. Accordingly, we have established stock ownership guidelines for our officers in order to specifically identify and align the interests of our officers with our stockholders and focus attention on managing our business as an equity owner. Shares counted as ownership include shares owned outright and time-based restricted stock awards. Officers are given five years to reach their target ownership levels from the date we adopted the stock ownership guidelines, if they were officers governed by such guidelines as of such date, or five years from the date they became an officer governed by the guidelines. Transition periods are provided for individuals who have been promoted. The current guidelines are as follows:

Title	Multiple of Base Salary
Chief Executive Officer	4.0 x Base Salary
Executive Vice Presidents	3.0 x Base Salary
Senior Vice Presidents	2.0 x Base Salary
Vice Presidents	1.0 x Base Salary
The Compensation Committee has the sole discretion and authority to modify the stock ownership guidelines at any time.

Insider Derivative and Short-Sale Trading Restrictions
In order to avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, it is our policy that our employees, including our officers and directors, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Also, we prohibit trading by employees, officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are linked directly to our common stock. These prohibitions prevent our employees, officers and directors from hedging the economic risk inherent with their ownership of our common stock.
Return and/or Forfeiture of Performance-Based Payments or Awards
As provided in our TSR Equity Award agreements and in our proposed 2014 Equity Award Plan for Employees and Directors, as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, if any award is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.
Perquisites
Consistent with our philosophy of providing the same forms of compensation throughout a broad spectrum of our managerial base, we have not provided any perquisites to our named executive officers in any of the last three years.
Benefit Plans
We provide company-sponsored insurance and retirement plans to our named executive officers. Benefit programs for named executive officers are designed to offer financial security.
Insurance Plans
The core insurance package includes health, dental, disability, AD&D and basic group life insurance coverage.
Retirement Plans
We continue to provide a non-qualified supplemental defined benefit plan to those of our named executive officers who participated in the Covanta Energy Pension Plan, a qualified defined benefit pension plan, prior to its termination in 2012. Historically, this non-qualified supplemental benefit provided a benefit equivalent to the Covanta Energy Pension Plan benefit for earnings above the Internal Revenue Service earnings cap. This non-qualified supplemental plan represents an unfunded and unsecured obligation to pay a calculated benefit to retiring employees as and when they would otherwise have been eligible to receive a benefit under the now-terminated Covanta Energy Pension Plan. Effective January 1, 2010, we amended our non-qualified supplemental benefit plan to exclude future compensation increases received by eligible participants after December 31, 2009.
In connection with the termination of the Covanta Energy Pension Plan, participants were given the option of electing a lump sum payout (to be rolled over to another qualified plan, including the Covanta Energy Savings Plan, or paid directly). Participants electing to receive a lump sum payment received their distribution in 2012 and annuities were purchased for participants electing to receive an annuity in 2013. Messrs. Orlando, Klett, and Simpson elected and received lump sum payouts in 2012 in the amounts of $644,938, $1,500,431, and $369,954, respectively. Mr. Myones elected to receive an annuity, which was purchased in 2013 from the selected annuity provider at a cost of $530,053. For more information on the retirement plans, see “Executive Compensation-Retirement Plans” below.
Determining Benefit Levels
The Compensation Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including named executive officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to company, business area or individual performance. In part due to the stock ownership guidelines that we have adopted for our officers and officers of our subsidiary Covanta Energy, we have not reviewed or tied retirement benefits to gains realized upon the exercise of stock options or the sale of restricted stock.
Tax Considerations
We generally will be entitled to a tax deduction in connection with awards under the Equity Award Plan in an amount equal to the ordinary income realized by participants and at the time the participants recognize such income. Special rules limit the deductibility of compensation paid to our named executive officers.
Under section 162(m) of the Tax Code, the annual compensation paid to named executive officers will be deductible to the extent it does not exceed $1,000,000 or satisfies certain conditions set forth in section 162(m) relating to qualifying performance-based compensation plans. Qualifying performance-based compensation consists of compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders. The grants of TSR Equity Awards in 2013 were designed to satisfy the requirements for deductible compensation; the grant of restricted stock awards does not because such awards are time vesting only. Our cash incentive plan is administered so that awards qualify for 162(m) treatment. However, the Compensation Committee retains the discretion to award compensation that exceeds section 162(m)’s deductibility limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2013. This report is provided by the following independent directors, who comprised the Compensation Committee throughout 2013 and through the date hereof:

PETER C.B. BYNOE (CHAIR)
ROBERT S. SILBERMAN
JEAN SMITH

Summary Compensation Table For The Year Ended December 31, 2013
The following table sets forth the compensation for the services in all capacities to us or our subsidiary companies for the years ended December 31, 2013, 2012 and 2011 of (a) our Chief Executive Officer, (b) our Chief Financial Officer, and (c) the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, employed by us as of December 31, 2013, whose total annual salary and bonus exceeded $100,000, referred to as the “named executive officers” in this proxy statement:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total(5) ($)

Anthony J. Orlando	2013	$755,000	$1,363,768	(6)	$—	$285,000	$—	$108,275	$2,512,043
President & Chief	2012	$755,000	$550,007	(7)	$—	$586,504	$64,807	$162,812	$2,119,130
Executive Officer	2011	$735,000	$550,016	(8)	$—	$495,000	$650,600	$64,043	$2,494,659

Bradford J. Helgeson	2013	$275,734	$243,847	(6)	$—	$55,000	$—	$24,480	$599,061
Executive Vice
President & Chief
Financial Officer

Seth Myones	2013	$371,000	$502,617	(6)	$—	$125,000	$—	$40,967	$1,039,584
Executive Vice	2012	$350,000	$500,011	(7)	$—	$244,103	$205,158	$91,178	$1,390,450
President & Chief	2011	$333,000	$295,005	(8)	$—	$200,000	$213,857	$39,801	$1,081,663
Operating Officer

Timothy J. Simpson	2013	$364,000	$493,130	(6)	$—	$105,000	$—	$59,815	$1,021,945
Executive Vice	2012	$350,000	$375,020	(7)	$—	$200,152	$—	$89,323	$1,014,495
President, General	2011	$332,000	$260,006	(8)	$—	$175,000	$188,052	$39,798	$994,856
Counsel & Secretary

John M. Klett	2013	$365,000	$247,250	(6)(9)	$—	$90,000	$—	$64,390	$766,640
Executive Vice	2012	$365,000	$375,004	(7)(9)	$—	$213,495	$—	$90,854	$1,044,353
President & Chief	2011	$360,500	$260,006	(8)(9)	$—	$215,000	$247,160	$39,616	$1,122,282
Technology Officer

Sanjiv Khattri	2013	$463,500	$627,916	(6)(9)	$—	$100,000	$—	$29,510	$1,220,926
Former Executive Vice	2012	$450,000	$550,023	(7)(9)	$—	$296,929	$—	$14,300	$1,311,252
President & Chief	2011	$433,500	$390,010	(8)(9)	$—	$255,000	$—	$8,400	$1,086,910
Financial Officer

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value for time-based restricted stock is computed using the closing price of the shares on the grant date. The grant date fair value for the performance TSR-based restricted stock units was calculated by using a Monte Carlo simulation, which produced a probable value for the awards at $16.60 per share. TSR Equity Awards will vest at the end of the three-year vesting term, however, the number of shares delivered will vary based upon the attained level of performance and may range from 0 to 2.0 times the number of target units awarded.

(2)
Amounts included for 2013 represent the value of the annual incentive cash awards received by each named executive officer in 2014 in respect of service performed in 2013. See the “Grants of Plan-Based Awards — 2013” table for more information.

(3)
The amounts shown for each named executive officer in this column are attributable to the change in actuarial present value of the accumulated benefit under defined benefit and actuarial plans at December 31, of the applicable year, as compared to December 31, of the immediately preceding year. No named executive officer received preferential or above-market earnings on deferred compensation in 2012. For Messrs. Orlando, Myones, Klett and Simpson, the actual change in pension value was negative as follows: Orlando $215,587, Myones $130,034, Klett $42,086, Simpson $38,437. Pursuant to SEC guidance, these amounts have been omitted from the table.

(4)	The amounts shown in this column for 2013 consist of the following components:

Name	Company 401(k) Match(a)	Company Contribution to Defined Contribution Plan(b)	Life Insurance Premiums Paid by Company	Severance Payments and Outplacement Service	Perquisites	Dividends Accrued on Performance Based Equity Incentive Awards	Total
Anthony J. Orlando	$10,200	$7,650	$1,848	$—	$—	$88,577	$108,275
Bradford J. Helgeson	$10,200	$7,650	$1,012	$—	$—	$5,618	$24,480
Seth Myones	$10,200	$7,650	$1,371	$—	$—	$21,746	$40,967
Timothy J. Simpson	$10,200	$7,650	$1,345	$—	$—	$40,620	$59,815
John M. Klett	$10,200	$7,650	$963	$—	$—	$45,577	$64,390
Sanjiv Khattri	$10,200	$7,650	$1,445	$—	$—	$10,215	$29,510

a.
Represents matching contributions to the 401(k) account under the Covanta Energy Savings Plan of each named executive officer. See the description of the plan in “Retirement Plans” for more information.

b.
Represents contributions to the defined contribution retirement plan account under the Covanta Energy Savings Plan of each named executive officer. See the description of the plan in “Retirement Plans” for more information.

(5)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.

(6)
Includes $16.60 of grant date fair value for TSR awards and $19.42 of grant date fair value for restricted stock awards, except that Mr. Klett received restricted stock units with a grant date fair value of $19.42 instead of restricted stock.

(7)	Includes $16.18 of grant date fair value for growth equity awards and $16.18 of grant date fair value for restricted stock awards.

(8)	Includes $16.65 of grant date fair value for restricted stock awards.

(9)
All or a portion of certain unvested equity awards issued to Messrs. Klett and Khattri were forfeited upon the termination of their employment in accordance with the terms of the respective award agreements under which such awards were made.

Equity Award Plan
Our equity award plan for employees and officers, which we refer to as the “2004 Equity Award Plan,” expires by its terms in October 2014, and will be replaced by the Covanta Holding Corporation 2014 Equity Award Plan upon approval of such plan by the stockholders at the Annual Meeting. The 2004 Employee Plan was originally approved by our stockholders in October 2004 and subsequent amendments were approved by our stockholders on September 19, 2005 and May 1, 2008 to increase the number of authorized shares available for issuance under the 2004 Employee Plan to 12,000,000 shares. The 2004 Employee Plan replaced our 1995 Stock and Incentive Plan, which was terminated in October 2004. The 1995 Stock and Incentive Plan now remains in effect only until all awards granted under it have been satisfied or expired.
The 2004 Equity Award Plan is administered by the Compensation Committee of our Board. Awards under the 2004 Employee Plan were granted to employees (including officers) of the Company, its subsidiaries and affiliates. The 2004 Employee Plan provided for awards to be made in the form of (a) shares of restricted stock, (b) incentive stock options, (c) non-qualified stock options, (d) stock appreciation rights, (e) performance awards, (f) restricted stock units or (g) other stock-based awards which relate to or serve a similar function to the awards described above. Awards were made on a stand-alone, combination or tandem basis.
As of March 14, 2014, there were 920,595 shares of common stock available for grant under the 2004 Employee Plan, which will be transferred to the Covanta Holding Corporation 2014 Equity Award Plan upon approval of such plan by the stockholders at the Annual Meeting, and no participant may be granted in any calendar year awards with respect to more than 250,000 shares of restricted stock, options to purchase 650,000 shares of common stock, 250,000 restricted stock units, 250,000 performance shares or $5.0 million of performance units.
The following table sets forth information regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options under the 2004 Employee Plan, the 2004 Equity Award Plan for Directors, which we refer to as the"2004 Directors Plan," and the 1995 Stock and Incentive Plan and the number of securities remaining for future issuance under the 2004 Employee Plan and the 2004 Director Plan as of December 31, 2013. We do not have any equity compensation plans that have not been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved By Security Holders	1,685,632	$20.42	1,907,649
Equity Compensation Plans Not Approved By Security Holders	N/A	N/A	N/A
Total	1,685,632	$20.42	1,907,649	(1)

(1)	Of the 1,907,649 shares that remain available for future issuance, 1,541,198 shares are currently reserved for issuance under the equity compensation plans.

The following table provides information on both equity incentive awards that were made under our 2004 Employee Plan and incentive cash awards made during the year ended December 31, 2013.
Grants of Plan-Based Awards — 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Anthony J. Orlando	March 7, 2013	$339,750	$679,500	$1,359,000	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	12,966	51,863	103,726	—	—	—	$860,926
	March 7, 2013	$—	$—	$—	—	—	—	25,893	—	—	$502,842
Bradford J. Helgeson	March 7, 2013	$59,522	$119,044	$238,088	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	2,318	9,273	18,546	—	—	—	$153,892
	March 7, 2013	$—	$—	$—	—	—	—	4,630	—	—	$89,915
Seth Myones	March 7, 2013	$129,850	$259,700	$519,400	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	4,779	19,114	38,228	—	—	—	$317,292
	March 7, 2013	$—	$—	$—	—	—	—	9,543	—	—	$185,325
Timothy J. Simpson	March 7, 2013	$118,300	$236,600	$473,200	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	4,688	18,753	37,506	—	—	—	$311,300
	March 7, 2013	$—	$—	$—	—	—	—	9,363	—	—	$181,830
John M. Klett	March 7, 2013	$136,875	$273,750	$547,500	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	2,351	9,402	18,804	—	—	—	$156,073
	March 7, 2013	$—	$—	$—	—	—	—	4,695	—	—	$91,177
Sanjiv Khattri	March 7, 2013	$173,813	$347,625	$695,250	—	—	—	—	—	—	$—
	March 7, 2013	$—	$—	$—	5,970	23,879	47,758	—	—	—	$396,391
	March 7, 2013	$—	$—	$—	—	—	—	11,922	—	—	$231,525

(1)
In February 2013, our Compensation Committee established various levels of performance. The amounts shown in these columns reflect the range of potential payouts for 2013 performance under our annual incentive cash award plan between the "threshold" and "maximum" levels. The amounts shown in the “threshold” column represent the amount of cash award payable at the 50% of "target" level of performance. In addition, there is a "minimum" level of Company performance below the "threshold" which if not attained will result in no cash awards being payable. Please see the “Compensation Discussion and Analysis” in this proxy statement for more information regarding these awards and performance measures.

(2)
The number of shares of Company common stock actually delivered to executive officers at the end of the three year TSR cycle can range from 0% to 200% of the number of target shares awarded. If the relative TSR is below the 40th percentile of any of the peer group participants will not receive any shares at the end of the performance period with respect to that peer group and will not receive any cash dividend equivalents. If the relative TSR is at least at the 40th percentile of the designated peer group a threshold payout of 25% of the number of target shares will be allocated to each participant with respect to that peer group plus cash dividend equivalents relative to the number of shares awarded. To receive 100% of target the Company's TSR must perform at the 70th percentile compared to the designated peer group. Participants can earn up to 200% of target if the Company performs at the 90th percentile. Awards are interpolated on a straight-line basis for performance results between levels. Please see the “Compensation Discussion and Analysis” in this proxy statement for more information regarding these awards and growth goals.

(3)
The number of shares shown in this column reflects the 2013 restricted stock awards under our Equity Award Plan. The restricted stock awards made in 2013 vest ratably over three years, on the basis of continued employment. All or a portion of the equity awards issued to Messrs. Klett and Khattri were forfeited upon termination of their employment in accordance with the terms of the respective award agreements under which such awards were made.

(4)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The grant date fair value for time-based restricted stock is computed using the closing price of the shares at the grant date. The grant date fair value for the performance TSR-based restricted stock units was calculated by using a Monte Carlo simulation, which produced a probable value for the awards at $16.60 per share. For our named executive officers, we have assumed for calculating the grant date fair value under FASB ASC Topic 718 that the forfeiture rate was zero.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2013:
Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Anthony J. Orlando	270,000	—	$20.52	3/17/2017	11,012	(2)	$911,054	90,144	(6)	$2,740,032
	200,000	—	$24.76	2/21/2018	14,422	(3)		12,361	(6)
					25,893	(4)		51,863	(7)

Bradford J. Helgeson	30,000	—	23.30	5/7/2017	4,005	(2)	$284,923	3,002	(6)	$217,881
					7,417	(3)		9,273	(7)
					4,630	(4)

Seth Myones	120,000	—	$20.52	3/17/2017	5,906	(2)	$493,645	12,361	(6)	$558,681
					12,362	(3)		19,114	(7)
					9,543	(4)

Timothy J. Simpson	120,000	—	$20.52	3/17/2017	5,206	(2)	$423,178	42,067	(6)	$1,244,115
					9,272	(3)		9,271	(6)
					9,363	(4)		18,753	(7)

John M. Klett	135,000	—	$20.52	3/17/2017	4,695	(5)	$83,336	48,076	(6)	$1,239,642
								12,361	(6)
								9,402	(7)

Sanjiv Khattri	—	—	—	—	—		$—	6,181	(6)	$533,565
								23,879	(7)

(1)	Based on the closing price of our common stock of $17.75 on December 31, 2013, as reported on the New York Stock Exchange.

(2)	Restricted stock vests on March 17, 2014.

(3)	Restricted stock vests in two equal installments on March 17, 2014 and March 17, 2015.

(4)	Restricted stock vests in three equal installments on March 17, 2014, March 17, 2015, and March 17, 2016.

(5)	Restricted stock units vest in three equal installments on March 17, 2014, March 17, 2015 and March 17, 2016.

(6)	Growth equity awards vest after a period of at least three years based on successful achievement of specified criteria and confirmation of a bring down calculation by the Compensation Committee.

(7)
TSR Equity Awards are reflected at target. Actual vesting ranging from 0 to 200% of target will be determined three years after grant based upon the Company's relative TSR performance against designated peer groups. See "Compensation Discussion and Analysis" for further detail regarding the vesting of the TSR Equity Awards.

The following table sets forth the option exercises and stock vesting for each of our named executive officers during the year ended December 31, 2013:
Option Exercises and Stock Vested During 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Anthony J. Orlando	—	$—	143,686	$2,889,365
Bradford J. Helgeson	—	$—	18,683	$372,342
Seth Myones	—	$—	114,835	$2,306,688
Timothy J. Simpson	—	$—	70,521	$1,412,482
John M. Klett	—	$—	63,482	$1,280,734
Sanjiv Khattri	—	$—	19,597	$389,588

(1)
Amounts reported in this column represent the aggregate value of growth equity awards that vested on February 25, 2013 and August 4, 2013, and restricted stock awards that vested on March 17, 2013. Due to the fact that vesting occurred on a day the New York Stock Exchange was closed, amounts for the restricted stock that vested on March 17, 2013 and the growth equity awards that vested on August 4, 2013 were determined by multiplying the number of shares that vested on each date by $19.88 for the restricted stock, and $20.78 for the growth equity awards, which represents the average of the high and low prices on the New York Stock Exchange of our common stock on March 15, 2013 and August 2, 2013, respectively, the last trading dates prior to the vesting of such awards. Amounts for the growth equity awards that vested on February 25, 2013 were determined by multiplying the number of shares that vested on that date by $19.21, the closing price on the New York Stock Exchange of our common stock on that date.

Retirement Plans
Pension Benefits
Covanta Energy Pension Plan
Messrs. Orlando, Myones, Klett, and Simpson participated in the Covanta Energy Pension Plan, a tax-qualified defined benefit plan of Covanta Energy subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Covanta Energy Pension Plan became effective as of January 1, 1989 and was frozen effective December 31, 2005. This plan was a qualified defined benefit plan covering all eligible domestic employees of Covanta Energy who had at least one year of service and were at least 21 years of age.
In 2011, we informed employees who were eligible participants in the pension plan of our intention to terminate this pension plan, subject to approval by the IRS, with the intention of fully distributing plan assets as promptly as practicable following such approval. In October 2012, we received approval from the IRS to terminate this pension plan and distribute the plan assets. In connection with this termination and distribution, all plan participants were entitled to elect a lump sum distribution or a monthly annuity benefit. Messrs. Orlando, Klett and Simpson elected the lump sum distribution option and received their distributions in 2012. Mr. Myones elected the annuity option and an annuity was purchased for Mr. Myones from the designated annuity provider in 2013.

Supplemental Benefit Plan
We continue to provide to eligible employees, including Messrs. Orlando, Myones, Klett, and Simpson, a non-qualified supplemental defined benefit plan, relative to the Covanta Energy Pension Plan, a qualified defined benefit pension plan, prior to its termination in 2012. Historically, this non-qualified supplemental benefit provided a benefit equivalent to the Covanta Energy Pension Plan benefit for earnings above the IRS earnings cap.  This non-qualified supplemental plan represents an unfunded obligation to pay a calculated benefit to retiring employees as and when they would otherwise have been eligible to receive a benefit under the now-terminated Covanta Energy Pension Plan.  Effective January 1, 2010, we amended our non-qualified supplemental benefit plan to exclude future compensation increases received by eligible participants after December 31, 2009.
The following table shows pension benefit information as of December 31, 2013 for the named executive officers under the Covanta Energy Pension Plan and the Covanta Energy Supplemental Benefit Plan.
Pension Benefits 2013

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Amount Paid in 2013(2) ($)
Anthony J. Orlando	Covanta Energy Pension Plan	—	$—	$—
	Supplemental Benefit Plan	18.7	$1,688,758	$—
Bradford J. Helgeson	Covanta Energy Pension Plan	—	$—	$—
	Supplemental Benefit Plan	—	$—	$—
Seth Myones	Covanta Energy Pension Plan	15.7	$—	$530,053
	Supplemental Benefit Plan	15.7	$402,034	$—
Timothy J. Simpson	Covanta Energy Pension Plan	—	$—	$—
	Supplemental Benefit Plan	12.3	$328,687	$—
John M. Klett	Covanta Energy Pension Plan	—	$—	$—
	Supplemental Benefit Plan	18.8	$625,587	$—
Sanjiv Khattri	Covanta Energy Pension Plan	—	$—	$—
	Supplemental Benefit Plan	—	$—	$—

(1)
Our actuarial assumptions used to determine the present value of the accumulated benefit at December 31, 2013 were as follows: a measurement date of December 31, a discount rate of 4.95%, a retirement age of 65 years and the mortality required under the Internal Revenue Code for purposes of calculating lump sums.

(2)	Amounts paid during 2013 to purchase an annuity in connection with the termination of the Covanta Energy Pension Plan and distribution of plan assets.
Covanta Energy Savings Plan
The Covanta Energy Savings Plan is comprised of two components: The first component, which we provide to eligible employees, including named executive officers, is a qualified 401(k) retirement plan. All full-time and part-time employees not subject to a collective bargaining agreement are eligible to participate in this plan upon employment. Named executive officers may elect to contribute a fixed percentage of their earnings into this plan, up to the limit prescribed for 2013 by the IRS of $250,000 in annual earnings. We provide a matching contribution of 100% of the first 3% of an individual's earnings, and 50% of the next 2% of such individual's earnings up to the IRS limit. Our matching contributions are immediately vested.
The second component, which we provide eligible employees, including named executive officers, is a qualified defined contribution retirement plan. This plan became effective as of January 1, 2006 and was designed as an ongoing substitute for the pre-existing defined benefit plan which was frozen as of December 31, 2005 and terminated in 2012. We contribute to this defined contribution plan an amount equal to 3% of an individual's annual eligible compensation as defined in the plan document up to the IRS annual compensation limit, which was $250,000 in 2013. Contributions to the defined contribution plan vest in equal amounts over a five year period based on continued employment. The definition of eligible compensation under the plan was amended, effective January 1, 2011, to exclude all bonus payments.

Severance Plan and Potential Payments upon Termination or Change in Control
Severance Agreements
In February 2010, we adopted the Severance Plan for Covanta Energy Corporation Senior Officers, referred to in this proxy statement as the “Severance Plan.” This plan covers our Chief Executive Officer, Executive Vice Presidents, and Senior Vice Presidents.
Change in control arrangements are also covered in the Covanta Holding Corporation Restricted Stock Award Agreement, referred to in this proxy statement as the “Restricted Stock Award Agreement,” the Growth Equity Award Agreement, and the TSR Equity Award Agreement.
Defined Terms in the Severance Plan, Restricted Stock Award Agreement and TSR Equity Award Agreement
For purposes of the Severance Plan, the Restricted Stock Award Agreement, the Growth Equity Award Agreement, and the TSR Equity Award Agreement executed in connection with the award of restricted stock and restricted stock units under our 2004 Employee Plan, the terms “cause,” “change in control,” and “eligible termination of employment” are defined as follows:
“Cause” shall mean, with respect to the termination of an Employee's employment with Covanta and our subsidiaries, referred to as the "Company Group", such Employee's (i) failure or refusal to perform the duties of his or her employment with the Company Group in a reasonably satisfactory manner, (ii) fraud or other act of dishonesty, (iii) serious misconduct in connection with the performance of his or her duties for the Company Group, (iv) material violation of any policy or procedure of the Company Group, (v) conviction of, or plea of nolo contendere to, a felony or other crime or (vi) other conduct that has or reasonably is expected to result in material injury to the business or reputation of any member of the Company Group, in any such case, as determined by the Administrator in his/her sole discretion.
“Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others:
(a) any “Person”, other than a holder of at least 10% of our outstanding voting power as of the date of this agreement or plan, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a majority of our stock entitled to vote in the election of our directors or the directors or the directors of our subsidiaries;
(b) individuals who are our “Continuing Directors” of Covanta cease to constitute a majority of the members of the Board. For purposes of this definition, “Continuing Directors” shall mean the members of the Board on the date of the agreement or plan, as applicable, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director;
(c) our stockholders adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of our assets or the assets of our subsidiaries;
(d) Covanta is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless our business following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, Covanta) and our stockholders immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of Covanta (or similar transaction) shall not constitute a Change in Control;
(e) there is a Change in Control of Covanta Holding of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not we are then subject to such reporting requirements; provided, however, that for purposes of the agreement or plan, as applicable, a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is a holder of at least 10% of the outstanding voting power as of the date of the agreement or plan, as applicable; or
(f) Covanta consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act) prior to the termination of the agreement or plan, as applicable.
“Eligible Termination of Employment” shall mean the involuntary termination other than for Cause of an Employee's employment with the Company Group after the Effective Date.

Executive Officer Termination Compensation
Anthony J. Orlando was named our President and Chief Executive Officer effective October 5, 2004. Mr. Orlando continues to serve as the President and Chief Executive Officer of Covanta Energy, a position he has held since November 2003.
The following table shows the potential payments to Mr. Orlando upon his termination of employment or a change in control of the Company under the Severance Plan and the Restricted Stock Award Agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2013. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2013 Table.”

Executive Officer Benefits and Payment upon Termination or Change in Control	Voluntary Termination		Retirement		Not for Cause or Good Reason Termination		For Cause Termination		Change in Control		Death		Disability
Compensation:
Cash	$29,038	(1)	$29,038	(1)	$1,510,000	(2)	$29,038	(1)	$2,723,635	(2)	$29,038	(1)	$29,038	(1)
Stock Option	$—		$—		$—		$—		$—	(3)(4)	$—		$—
Restricted Stock	$—		$—		$—		$—		$911,054	(3)(5)	$—		$—
Growth Equity Awards	$—		$—		$—		$—		$2,111,272	(3)(6)	$—		$—
TSR Awards	$—		$—		$—		$—		$669,428	(7)	$—		$—
Benefits and Perquisites:
Health Care	$—		$—		$37,602	(8)	$—		$40,626	(8)	$—		$37,602	(9)
Life Insurance Benefits	$—		$—		$—		$—		$—		$1,000,000	(10)	$—
Total:	$29,038		$29,038		$1,547,602		$29,038		$6,456,015		$1,029,038		$66,640

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)
In the event that Mr. Orlando’s employment is terminated without cause or good reason or as a result of a change in control, he shall be entitled to a severance payment equal to 24 months of his then current annual base pay and continuation of medical and dental insurance coverages (plus life insurance if termination is a result of a change in control) for 24 months. If the termination is a result of a change in control, he is also entitled to two times his average annual cash bonus for the two prior full employment years. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year, following the calendar year in which the eligible termination occurred. In the event of a termination because of a change in control, 50% of the payment will be paid on the 90th day following the date of termination and 50% will be paid on a monthly basis over two years.

(3)
If Mr. Orlando’s termination is a result of a change in control as defined in the respective award agreements, all unvested options, shares of restricted stock or other equity awards then held by Mr. Orlando shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)
Represents the value of unvested stock options held by Mr. Orlando. However, because the exercise price of $24.76 per share with respect to 40,000 shares is greater than the $17.75 per share closing price of our common stock on the New York Stock Exchange on December 31, 2013, the unvested stock options have no value for purposes of this table.

(5)
Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Orlando by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(6)
Represents the value of accelerated unvested growth equity awards and corresponding unvested cash dividends calculated by multiplying the number of shares of unvested growth equity awards held by Mr. Orlando by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(7)
Pursuant to the TSR Equity Award Agreement, upon a Change in Control (as defined therein), awards through the date of the Change in Control will vest based upon the TSR performance from the beginning of the performance period through the date of the Change in Control and at the target award level for the pro rata portion of the performance period commencing on the date immediately following the Change in Control through the end of the performance period.

(8)
Pursuant to the Severance Plan, provided Mr. Orlando’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage (plus life insurance if termination is a result of a change in control) for 24 months.

(9)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Orlando meets the definition of “disabled” pursuant to that policy.

(10)	Reflects the estimated present value of the proceeds payable to Mr. Orlando’s beneficiaries upon his death.

Bradford J. Helgeson has served as our Executive Vice President and Chief Financial Officer since November 2013.
The following table shows the potential payments to Mr. Helgeson upon his termination of employment or a change in control of the Company under the Severance Plan and the Restricted Stock Award Agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2013. The table excludes vested account balances under the Covanta Energy Savings Plan.

Executive Officer Benefits and Payment upon Termination or Change in Control	Voluntary Termination		Retirement		Not for Cause or Good Reason Termination		For Cause Termination		Change in Control		Death		Disability
Compensation:
Cash	$10,605	(1)	$10,605	(1)	$413,601	(2)	$10,605	(1)	$616,369	(2)	$10,605	(1)	$10,605	(1)
Stock Option	$—		$—		$—		$—		$—		$—		$—
Restricted Stock	$—		$—		$—		$—		$57,789	(3)(4)	$—		$—
Growth Equity Awards	$—		$—		$—		$—		$62,484	(3)(5)	$—		$—
TSR Awards	$—		$—		$—		$—		$119,692	(6)	$—		$—
Benefits and Perquisites:
Health Care	$—		$—		$28,202	(7)	$—		$20,389	(7)	$—		$37,602	(8)
Life Insurance Benefits	$—		$—		$—		$—		$—		$700,000	(9)	$—
Total:	$10,605		$10,605		$441,803		$10,605		$876,723		$710,605		$48,207

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)
In the event that Mr. Helgeson’s employment is terminated without cause or good reason or as a result of a change in control, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages (plus life insurance if termination is a result of a change in control) for 18 months. If the termination is a result of a change in control, he is entitled to one and a half times his average cash bonus received during the two prior full employment years. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year, following the calendar year in which the eligible termination occurred. In the event of a termination because of a change in control, 50% of the payment will be paid on the 90th day following the date of termination and 50% will be paid on a monthly basis over two years.

(3)
If Mr. Helgeson’s termination is a result of a change in control as defined in the respective award agreements, all unvested shares of restricted stock or other equity awards then held by Mr. Helgeson shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)
Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Helgeson by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(5)
Represents the value of accelerated unvested growth equity awards and corresponding unvested cash dividends calculated by multiplying the number of shares of unvested growth equity awards held by Mr. Helgeson by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(6)
Pursuant to the TSR Equity Award Agreement, upon a Change in Control (as defined therein), awards through the date of the Change in Control will vest based upon the TSR performance from the beginning of the performance period through the date of the Change in Control and at the target award level for the pro rata portion of the performance period commencing on the date immediately following the Change in Control through the end of the performance period.

(7)
Pursuant to the Severance Plan, provided Mr. Helgeson's employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage (plus life insurance if termination is a result of a change in control) for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Helgeson meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Helgeson’s beneficiaries upon his death.

Seth Myones has served as Executive Vice President and Chief Operating Officer since March 2012 and President—Americas, Covanta Projects from November 2007 to March 2012. Previously Mr. Myones served as Covanta Energy’s Senior Vice President, Business Management, from January 2004 to November 2007 and as Vice President, Regional Business Manager from 1994 to January 2004.
The following table shows the potential payments to Mr. Myones upon his termination of employment or a change in control of the Company under the Severance Plan and the Restricted Stock Award Agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2013. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2013 Table.”

Executive Officer Benefits and Payment upon Termination or Change in Control	Voluntary Termination		Retirement		Not for Cause or Good Reason Termination		For Cause Termination		Change in Control		Death		Disability
Compensation:
Cash	$14,269	(1)	$14,269	(1)	$556,500	(2)	$14,269	(1)	$925,603	(2)	$14,269	(1)	$14,269	(1)
Stock Option	$—		$—		$—		$—		$—		$—		$—
Restricted Stock	$—		$—		$—		$—		$493,645	(3)(4)	$—		$—
Growth Equity Awards	$—		$—		$—		$—		$234,989	(3)(5)	$—		$—
TSR Awards	$—		$—		$—		$—		$246,716	(6)	$—		$—
Benefits and Perquisites:
Health Care	$—		$—		$25,710	(7)	$—		$27,392	(7)	$—		$34,279	(8)
Life Insurance Benefits	$—		$—		$—		$—		$—		$742,000	(9)	$—
Total:	$14,269		$14,269		$582,210		$14,269		$1,928,345		$756,269		$48,548

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)
In the event that Mr. Myones’ employment is terminated without cause or good reason or as a result of a change in control, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages (plus life insurance if termination is a result of a change in control) for 18 months. If the termination is a result of a change in control, he is entitled to one and a half times his average cash bonus received during the two prior full employment years. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year, following the calendar year in which the eligible termination occurred. In the event of a termination because of a change in control, 50% of the payment will be paid on the 90th day following the date of termination and 50% will be paid on a monthly basis over two years.

(3)
If Mr. Myones’ termination is a result of a change in control as defined in the respective award agreements, all unvested options, shares of restricted stock or other equity awards then held by Mr. Myones shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)
Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Myones by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(5)
Represents the value of accelerated unvested growth equity awards and corresponding unvested cash dividends calculated by multiplying the number of shares of unvested growth equity awards held by Mr. Myones by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(6)
Pursuant to the TSR Equity Award Agreement, upon a Change in Control (as defined therein), awards through the date of the Change in Control will vest based upon the TSR performance from the beginning of the performance period through the date of the Change in Control and at the target award level for the pro rata portion of the performance period commencing on the date immediately following the Change in Control through the end of the performance period.

(7)
Pursuant to the Severance Plan, provided Mr. Myones’ employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage (plus life insurance if termination is a result of a change in control) for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Myones meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Myones’ beneficiaries upon his death.

Timothy J. Simpson has served as our Executive Vice President, General Counsel and Secretary since November 2007 and as our Senior Vice President, General Counsel and Secretary from October 2004 to November 2007. Mr. Simpson continues to serve as the Senior Vice President, General Counsel and Secretary of Covanta Energy, a position he has held since March 2004.
The following table shows the potential payments to Mr. Simpson upon his termination of employment or a change in control of the Company under the Severance Plan and the Restricted Stock Award Agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2013. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits 2013 Table.”

Executive Officer Benefits and Payment upon Termination or Change in Control	Voluntary Termination		Retirement		Not for Cause or Good Reason Termination		For Cause Termination		Change in Control		Death		Disability
Compensation:
Cash	$14,000	(1)	$14,000	(1)	$546,000	(2)	$14,000	(1)	$851,152	(2)	$14,000	(1)	$14,000	(1)
Stock Option	$—		$—		$—		$—		$—		$—		$—
Restricted Stock	$—		$—		$—		$—		$423,178	(3)(4)	$—		$—
Growth Equity Awards	$—		$—		$—		$—		$1,051,841	(3)(5)	$—		$—
TSR Awards	$—		$—		$—		$—		$242,057	(6)	$—		$—
Benefits and Perquisites:
Health Care	$—		$—		$28,202	(7)	$—		$29,853	(7)	$—		$37,602	(8)
Life Insurance Benefits	$—		$—		$—		$—		$—		$728,000	(9)	$—
Total:	$14,000		$14,000		$574,202		$14,000		$2,598,081		$742,000		$51,602

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)
In the event that Mr. Simpson’s employment is terminated without cause or good reason or as a result of a change in control, he shall be entitled to a severance payment equal to 18 months of his then current annual base pay and continuation of medical and dental insurance coverages (plus life insurance if termination is a result of a change in control) for 18 months. If the termination is a result of a change in control, he is entitled to one and a half times his average cash bonus received during the two prior full employment years. The severance payment is payable in accordance with the normal payroll cycle with payment in full no later than December 31st of the second calendar year, following the calendar year in which the eligible termination occurred. In the event of a termination because of a change in control, 50% of the payment will be paid on the 90th day following the date of termination and 50% will be paid on a monthly basis over two years.

(3)
If Mr. Simpson’s termination is a result of a change in control as defined in the respective award agreements, all unvested options, shares of restricted stock or other equity awards then held by Mr. Simpson shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)
Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Simpson by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(5)
Represents the value of accelerated unvested growth equity awards and corresponding unvested cash dividends calculated by multiplying the number of shares of unvested growth equity awards held by Mr. Simpson by $17.75, the closing price of our common stock on the New York Stock Exchange on December 31, 2013.

(6)
Pursuant to the TSR Equity Award Agreement, upon a Change in Control (as defined therein), awards through the date of the Change in Control will vest based upon the TSR performance from the beginning of the performance period through the date of the Change in Control and at the target award level for the pro rata portion of the performance period commencing on the date immediately following the Change in Control through the end of the performance period.

(7)
Pursuant to the Severance Plan, provided Mr. Simpson’s employment terminated without cause or good reason or as a result of a change in control, he would be entitled to continuation of medical and dental coverage (plus life insurance if termination is a result of a change in control) for 18 months.

(8)	Under Covanta’s long-term disability policy, Covanta provides medical and dental coverage for up to 24 months provided Mr. Simpson meets the definition of “disabled” pursuant to that policy.

(9)	Reflects the estimated present value of the proceeds payable to Mr. Simpson’s beneficiaries upon his death.

Sanjiv Khattri served as our Executive Vice President and Chief Financial Officer until November 26, 2013 and his employment terminated on December 31, 2013. John M. Klett served as our Executive Vice President and Chief Technology Officer until December 31, 2013.
Restrictive Covenants
Our obligation to vest restricted stock grants under the Restricted Stock Award Agreement is conditioned upon each applicable officer complying with his continuing obligations under the restrictive covenants relating to confidentiality, non-competition and non-solicitation of customers and employees and the execution of a standard form of general release.
The Restricted Stock Award Agreement contains non-compete, non-solicitation and confidentiality provisions. As set forth in each such agreement, the restrictive covenants survive termination of employment for the periods stated in the Severance Plan as set forth below:

Named Executive Officer	Restrictive Covenant	Survival Period
Anthony J. Orlando	Non-Compete	24 months
	Non-Solicit Customers	24 months
	Non-Solicit Employees	24 months
	Confidentiality	60 months

Bradford J. Helgeson, Seth Myones, Timothy J. Simpson, John M. Klett, and Sanjiv Khattri	Non-Compete	18 months
	Non-Solicit Customers	18 months
	Non-Solicit Employees	18 months
	Confidentiality	60 months
Compensation Committee Interlocks and Insider Participation
None of Mr. Bynoe (Chair), Mr. Silberman or Ms. Smith, the persons who served as members of the Compensation Committee in 2013, were, during that year or previously, an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information, as of March 10, 2014 unless otherwise specified, concerning:

•
beneficial ownership of our common stock by (1) SZ Investments together with its affiliate EGI-Fund (05-07), (2) Neuberger Berman together with its affiliate Neuberger Berman Group LLP, and (3) Third Avenue, which are the only beneficial owners known to us of 5% or more of our common stock; and

•
beneficial ownership of our common stock by (1) all of our current directors, (2) those executive officers named in the Summary Compensation Table included in this proxy statement, referred to as the “named executive officers” in this proxy statement, and (3) all of our current directors and executive officers together as a group.

The number of shares beneficially owned by each entity, person, current director or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960.

Equity Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class
SZ Investments L.L.C.(1)	14,949,182	11.4%
Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606
Neuberger Berman(2)	11,635,509	8.9%
605 Third Avenue, New York, New York 10158
Third Avenue Management LLC (3)	6,622,428	5.1%
622 Third Avenue, 32nd Floor, New York, New York 10017

(1)	Based on a Schedule 13D/A filed with the SEC on November 17, 2009, this includes the shares owned as follows:
(a) 14,949,182 shares that SZ Investments beneficially owns with shared voting and dispositive power; (b) 2,341,500 shares that EGI-Fund (05-07) beneficially owns with shared voting and dispositive power; and (c) all 14,949,182 shares listed in the preceding (a) and (b) as beneficially owned by SZ Investments and EGI-Fund (05-07), are also beneficially owned by Chai Trust Company, LLC referred to as “Chai Trust,” with shared voting and dispositive power. Chai Trust is the managing member of EGI-Fund (05-07). SZ Investments and EGI-Fund (05-07) are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.
Both Mr. Zell and William C. Pate are officers of EGI, a division of Chai Trust. Mr. Zell is an executive officer of EGI-Fund (05-07) and SZ Investments. Mr. Zell was elected as our Chairman of the Board in September 2005 and he also previously served as a director from 1999 to 2004 and as our Chairman of the Board from July 2002 to October 2004, when he did not stand for re-election. In addition, Mr. Zell was our President and Chief Executive Officer from July 2002 until his resignation in April 2004. Mr. Pate served as our Chairman of the Board from October 2004 through September 2005 and has been a director since 1999. The addresses of each of EGI-Fund (05-07) and EGI are as set forth in the table above for SZ Investments.

(2)
Based on a Schedule 13G/A filed with the SEC on February 12, 2014, an aggregate of 11,635,509 shares of our common stock are beneficially owned by Neuberger Berman LLC and Neuberger Berman Group LLC. These shares are owned as follows: (a) 10,751,372 shares that Neuberger Berman LLC and Neuberger Berman Group LLC own with shared voting power; and (b) 11,635,509 shares that Neuberger Berman LLC and Neuberger Berman Group LLC own with shared dispositive power. Neither Neuberger Berman LLC nor Neuberger Berman Group LLC has sole voting or dispositive power with respect to these shares.

(3)
Based on the Schedule 13G filed with the SEC on February 14, 2014, Third Avenue Management LLC, referred to as "Third Avenue," beneficially owns 6,622,428 shares of our common stock, with sole voting power and sole dispositive power with respect to all of those shares. The Schedule 13G also states that (a) Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of, 5,956,007 of the shares reported by Third Avenue, (b) Third Avenue Value Fund UCITS has the right to receive dividends from, and proceeds from the sale of, 63,900 of the shares reported by Third Avenue, (c) Third Avenue Value Portfolio of the Third Avenue Variable Series Trust has the right to receive dividends from, and the proceeds from the sale of, 327,550 of the shares reported by Third Avenue and (d) Whitman High Conviction Fund has the right to receive dividends from, and the proceeds from the sale of, 274,971 of the shares reported by Third Avenue.

Third Avenue, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, as amended, invests funds on a discretionary basis on behalf of investment companies registered under the Investment Company Act of 1940, as amended, and on behalf of individually managed separate accounts. David M. Barse has served as one of our directors since 1996 and was our President and Chief Operating Officer from July 1996 until July 2002. Mr. Barse has served as Chief Executive Officer of Third Avenue since June 2003 and served as President of Third Avenue from February 1998 until September 2012. These shares do not include the 15,000 shares beneficially owned by Mr. Barse.

Equity Ownership of Directors and Management

Name	Number of Shares Beneficially Owned		Approximate Percent of Class
David M. Barse(1)	6,637,428	(2)	5.1%
Ronald J. Broglio(3)	4,729		*
Peter C.B. Bynoe(4)	79,456	(5)	*
Linda J. Fisher(6)	31,157		*
Bradford J. Helgeson	56,316	(7)	*
Joseph M. Holsten(8)	38,538		*
Sanjiv Khattri	42,742		*
John M. Klett	192,303	(7)	*
Seth Myones	248,579	(7)	*
Anthony J. Orlando	747,260	(7)	*
William C. Pate(9)	408,483	(10)	*
Robert S. Silberman(11)	53,423		*
Timothy J. Simpson	230,342	(7)	*
Jean Smith(12)	86,141	(13)	*
Samuel Zell(14)	15,066,930	(15)	11.5%
All Executive Officers and Directors as a group (15 persons)	23,858,408	(16)	18.1%
* Percentage of shares beneficially owned does not exceed 1% of the outstanding common stock.

(1)	Mr. Barse’s address is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(2)	Includes 6,622,428 shares beneficially owned by Third Avenue, which is affiliated with Mr. Barse. Mr. Barse disclaims beneficial ownership of these shares.

(3)	Mr. Broglio’s address is 1417 High Road, Vandiver, Alabama 35176.

(4)	Mr. Bynoe’s address is 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601.

(5)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $11.40 per share.

(6)	Ms. Fisher’s address is 1007 Market Street, DuPont Building, Room 6074, Wilmington, Delaware 19898.

(7)
Also includes shares underlying currently exercisable options held by Messrs. Helgeson, Klett, Myones and Simpson to purchase 30,000, 135,000, 120,000 and 120,000 shares of common stock, respectively, at an exercise price of $20.52 per share. Also includes shares underlying currently exercisable options held by Mr. Orlando to purchase 270,000 shares of common stock at an exercise price of $20.52 per share and 200,000 shares of common stock at an exercise price of $24.76 per share.

(8)	Mr. Holsten’s address is 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602.

(9)	Mr. Pate’s address is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(10)
Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $5.93 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $11.40 per share. Includes 377,315 shares pledged as security in a margin account.

(11)	Mr. Silberman’s address is c/o Strayer Education Inc., 1100 Wilson Boulevard, Suite 2500, Arlington, Virginia 22209.

(12)	Ms. Smith’s address is 950 Third Avenue, New York, New York 10022.

(13)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $11.40 per share.

(14)	Mr. Zell’s address is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(15)
Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $11.40 per share. Mr. Zell disclaims beneficial ownership as to (a) 12,607,682 shares beneficially owned by SZ Investments, 8,275,682 of which shares are pledged as security to loans and (b) 2,341,500 shares beneficially owned by Fund 05-07, 1,343,682 of which shares are pledged as security to loans. SZ Investments and Fund 05-07 are each indirectly controlled by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also, Mr. Zell disclaims beneficial ownership as to 25,418 shares beneficially owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse.

(16)
Includes shares underlying currently exercisable options to purchase 876,670 shares of common stock that our directors and executive officers have the right to acquire within 60 days of the date of this table.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Executive officers, directors and greater than ten percent stockholders are required by Federal securities regulations to furnish us with copies of all Section 16(a) forms they file.
Based upon a review of filings with the SEC and/or written representations from certain reporting persons, we believe that all of our directors, executive officers and other Section 16 reporting persons complied during 2013 with the reporting requirements of Section 16(a).
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Audit Committee or a special committee of the Board composed solely of disinterested directors formed for such purpose are responsible for review of “related person transactions” between us and related persons and making determinations regarding and/or approving and authorizing such transactions, or at their discretion, making a recommendation with respect to such related person transactions to the Board. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. These related person transactions apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.
Our Policy of Business Conduct, which contains certain provisions setting out conflicts of interest and related party standards, applies to all of our employees, including each of our executive officers, and directors. Our Policy of Business Conduct provides that it is the responsibility of each of our executive officers and directors to advise us, through our general counsel, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. We annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest. Any nominee for director is also requested to provide us the forgoing information. It is the policy of the Board and of the Audit Committee to apply the standards set forth in our Policy of Business Conduct and under applicable Delaware corporate law and applicable SEC and New York Stock Exchange rules and regulations in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of four directors. Each of the current directors is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter and key practices approved by the Board. A copy of the charter and key practices is available on the Company's website at www.covanta.com.
Management is responsible for the Company's internal controls and financial reporting process. Ernst & Young LLP, a registered independent public accounting firm and the Company's independent auditors for 2013, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2013 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm's independence.
Based upon the Audit Committee's discussions with management and Ernst & Young LLP, and the Audit Committee's review of the representations of management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
JOSEPH M. HOLSTEN (Chair)
DAVID M. BARSE
WILLIAM C. PATE
JEAN SMITH

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES
The following table shows the aggregate fees that we incurred for audit, audit-related, tax and other services rendered by Ernst & Young LLP for the years ended December 31, 2013 and 2012 (in thousands of dollars):

	2013	2012
Audit Fees	$3,100	$3,291
Audit-Related Fees	165	160
Tax Fees	37	172
All Other Fees	2	2
Total	$3,304	$3,625
Audit Fees.    This category includes the fees for professional services performed by Ernst & Young LLP for the audit of our annual consolidated financial statements, review of condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements for both 2013 and 2012. Fees also include audits of effectiveness of internal controls, statutory and financial audits for our subsidiaries and reviews of registration statements we have filed.
 Audit-Related Fees.    This category consists of fees for assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of an audit or review of our financial statements and are not reported above under “Audit Fees.” In both 2013 and 2012, these services principally related to financial statement audits of employee benefit plans. In 2012, these services also included fees related to an assessment of the impact of new laws and regulations related to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Tax Fees.    This category consists of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
All Other Fees.    This category consists of fees for any other products or services provided by Ernst & Young LLP not described above. The services for fees in 2013 and 2012 under this category are related to licensed accounting research software.

Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee Charter and Audit Committee Key Practices require the Audit Committee to pre-approve all permitted non-audit services. It is the Audit Committee's practice to restrict the non-audit services that may be provided to us by our independent registered public accountants primarily to tax services and merger and acquisition due diligence and integration services, and then only when the services offered by the auditor's firm are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding for such services.
The Audit Committee has established an Audit and Non-Audit Service Pre-Approval Policy, referred to as the “Pre-Approval Policy,” for all permitted work our independent registered public accountants may perform for us. The Pre-Approval Policy provides for the general approval of specific types of services and gives detailed guidance as to the specific types of services eligible for general pre-approval within each of the specifically designated categories of services and provides for maximum dollar amounts for such pre-approved services. Any additional services not described in the Pre-Approval Policy or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for that specified year will require the further advance review and approval of the Audit Committee. Pre-approval of services is generally provided for up to one year. The Audit Committee has delegated the authority to grant any such additional required approval to its Chair between meetings of the Audit Committee, provided that the Chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from delegating to our management the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accountants.
One hundred percent of the services generating fees in 2013 and 2012 were pre-approved in accordance with the Pre-Approval Policy. In pre-approving these services, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.
PROPOSALS BY STOCKHOLDERS
In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2015 annual meeting, the proposal must be received by us at our principal executive offices no later than November 24, 2014. Stockholders wishing to submit proposals or director nominations at our 2015 annual meeting that are not to be included in our proxy statement materials must deliver proposals to our principal executive officers no earlier than January 8, 2015 and no later than February 7, 2015. All stockholder proposals should be directed to the attention of our Secretary at our principal offices as set forth on the first page of this proxy statement.
Timely receipt of a stockholder's proposal will satisfy only one of various conditions established by the SEC for inclusion in our proxy materials and for compliance with our Bylaws.

INCORPORATION BY REFERENCE
The Audit Committee Report (including reference to the independence of the members of the Audit Committee) is not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
ANNUAL REPORT
Our 2013 Annual Report to Stockholders is being delivered together with this proxy statement to all of our stockholders of record. Upon the written request of any stockholder, we will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC and/or a copy of our 2013 Annual Report to Stockholders, as requested. Written requests may be made to Covanta Holding Corporation, 445 South Street, Morristown, New Jersey 07960, Attention: Vice President, Investor Relations.
By Order of the Board of Directors
COVANTA HOLDING CORPORATION

TIMOTHY J. SIMPSON
Secretary
Dated: March 24, 2014

APPENDIX A

COVANTA HOLDING CORPORATION
2014 EQUITY AWARD PLAN

COVANTA HOLDING CORPORATION
2014 EQUITY AWARD PLAN
Section 1.Purpose; Definitions.
The purposes of the Plan are to promote the interests of the Company (including any Subsidiaries and Affiliates) and its stockholders by using equity interests in the Company to attract, retain and motivate its management, non-employee directors and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability. The Board of Directors of the Company adopted the Plan on February 26, 2014, subject to stockholder approval, due to the pending expiration of the Company’s Equity Award Plan for Employees and Officers and Equity Award Plan for Directors by each of their terms on October 4, 2014.
The following capitalized terms shall have the following respective meanings when used in the Plan:
(a)“Administrator” means the Board or any one of its Committees as shall be administering the Plan, in accordance with Section 3 of the Plan.
(b)“Affiliate” means any corporation or other entity controlled by the Company and designated by the Committee as such.
(c)“Applicable Laws” means the legal requirements relating to the administration of plans providing one or more of the types of Awards described in the Plan and the issuance of Shares thereunder pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d)“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Performance Share, Performance Unit or other stock-based Award under the Plan, all on a standalone, combination or tandem basis, as described in or granted under the Plan.
(e)“Award Agreement” means a written agreement between the Company and a Recipient evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” shall mean, unless otherwise set forth in an Award Agreement or determined in writing by the Committee, (i) the conviction of the Recipient for committing, or entering a plea of nolo contendere by the Recipient with respect to, a felony under federal or state law or a crime involving moral turpitude; (ii) the commission of an act of personal dishonesty or fraud involving personal profit in connection with the Recipient’s employment by the Company; (iii) the willful misconduct, gross negligence or deliberate failure on the part of the Recipient to perform his or her employment duties with the Company in any material respect; or (iv) the failure to comply with Company policies or agreements with the Company, in any material respect.
(h)“Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others: (i) any “Person” (as hereinafter defined), other than a holder of at least 10% of the outstanding voting power of the Company as of the date of an Award, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of a majority of the stock of the Company entitled to vote in the election of directors of the Company; (ii) individuals who are Continuing Directors of the Company (as hereinafter defined) cease to constitute a majority of the members of the Board; (iii) stockholders of the Company adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Company; (iv) the Company is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) shall not constitute a Change in Control; (v) there is a Change in Control of the Company of a nature that is reported in response to Item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Company is then subject to such reporting requirements; provided, however, that for purposes of an Award a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is a holder of at least 10% of the outstanding voting power of the Company as of the date of such Award; or (vi) the Company consummates a transaction which constitutes a “Rule 13e-3 transaction” (as such term is defined in Rule 13e-3 of the Exchange Act) prior to the termination or expiration of this Agreement.
(i)“Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

(j)“Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to administer the Plan, in accordance with Section 3 of the Plan.
(k)“Common Stock” means the common stock, par value $0.10, of the Company.
(l)“Company” means Covanta Holding Corporation, a Delaware corporation.
(m)“Continuing Directors” shall mean the members of the Board on the Effective Date, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director.
(n)“Director” means a director serving on the Board who is not also an Employee; and who has been duly elected to the Board by the stockholders of the Company or by the Board under applicable corporate law. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.
(o)“Disability” means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan; provided, however, that (i) with respect to an Incentive Stock Option, such Disability must also fall within the meaning of “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (ii) with respect to all Awards, to the extent required by Section 409A of the Code, such Disability must also fall within the meaning of “disabled” as defined in Section 409A(a)(2)(C) of the Code.
(p)“Effective Date” means the date described in Section 14(a) of the Plan.
(q)“Employee” means any common-law employee of the Company or a Subsidiary or Affiliate of the Company, including Officers employed by the Company or any Subsidiary or Affiliate of the Company; provided, however, that a person serving solely as an interim officer of the Company or any Subsidiary or Affiliate of the Company shall not be deemed an Employee for the purposes of the Plan. Neither service as a Director nor payment of a director’s fee by the Company shall, without more, constitute “employment” by the Company.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, or the rules and regulations promulgated thereunder.
(s)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on the New York Stock Exchange Composite Tape, its Fair Market Value shall be either the mean of the highest and lowest reported sale prices of the stock (or, if no sales were reported, the average of the closing bid and asked price) or the last reported sale price of the stock, as determined by the Committee in its discretion, on the New York Stock Exchange for any given day or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be either the mean between the high bid and low asked prices or the last asked price, as determined by the Committee for the Common Stock on any given day, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(iii)In the absence of an established regular public market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee pursuant to the reasonable application of a reasonable valuation method in accordance with the provisions of Section 409A of the Code and the regulations thereunder and, with respect to an Incentive Stock Option, in accordance with such regulations as may be issued under the Code; provided that with respect to an individual described in Section 5(c)(i)(A)(1) hereof, this Section 1(s)(iii) shall not be available if the resulting price fails to represent the Fair Market Value of the stock on the date of grant as determined in accordance with Sections 1(s)(i) or (ii) above.
(t)“Former Plan”means either of the Covanta Holding Corporation Equity Award Plan for Employees and Officers, as amended or the Covanta Holding Corporation Equity Award Plan for Directors, as amended.
(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v)“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(w)“Officer” unless otherwise noted herein, means a person who is an officer of the Company or a Subsidiary or Affiliate.
(x)“Option” means a stock option granted pursuant to the Plan.

(y)“Performance Award” means an Award granted pursuant to Section 6(b) of the Plan.
(z)“Performance Share” means an Award granted pursuant to Section 6(c) of the Plan.
(aa)“Performance Unit” means an Award granted pursuant to Section 6(d) of the Plan.
(ab)"Plan” means this Equity Award Plan.
(ac)"Recipient” means an Employee, former Employee, Director or former Director who holds an outstanding Award.
(ad)“Reprice” means the reduction of the exercise price of Options or Stock Appreciation Rights previously awarded, and, at any time when the exercise price of Options or Stock Appreciation Rights is above the Fair Market Value of a share of Common Stock, the cancellation and re-grant or the exchange of such outstanding Options or Stock Appreciation Rights for either cash or a new Award with a lower (or no) exercise price.
(ae)"Restricted Stock” means shares of Common Stock acquired pursuant to an Award granted pursuant to Section 4 of the Plan.
(af)“Restricted Stock Unit” means a notional account established pursuant to an Award granted pursuant to Section 4 of the Plan that is (i) valued solely by reference to shares of Common Stock, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in Common Stock, cash or a combination thereof. The Restricted Stock Unit awarded to the Recipient will vest according to time-based or performance-based criteria specified in the Award Agreement.
(ag)“Retirement” means an Employee’s retirement from active employment with the Company or any Subsidiary or Affiliate as determined under a pension plan of the Company or any Subsidiary or Affiliate applicable to the Employee; or the Employee’s termination of employment at or after age 55 under circumstances that the Committee, in its sole discretion, deems equivalent to retirement.
(ah)“Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act, as such rule may be amended from time to time, and any successor rule, regulation, or statue fulfilling the same or a similar function.
(ai)“Section 162(m) Exception” means the exception on “applicable employee remuneration” under Section 162(m) of the Code for “qualified performance-based compensation.”
(aj)“Service Provider” means an Employee or Director. A Service Provider who is an Employee shall not cease to be a Service Provider (i) during any leave of absence approved by the Company; provided that, for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract; or (ii) as a result of transfers between locations of the Company or between the Company and any Subsidiary or Affiliate. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then on the 91st day of such leave any Incentive Stock Option held by the Service Provider shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(ak)“Stock Appreciation Right” means an Award granted pursuant to Section 6(a) of the Plan.
(al)“Share” means a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.
(am)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(an)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.
Section 2.Shares Subject to the Plan.
(a)Shares Available for Issuance. Subject to the provisions of Section 9 of the Plan, the total number of Shares available for grants of Awards under the Plan will consist of (i) 1,015,817 Shares available as of the Effective Date under the Former Plans; (ii) any Shares which become available from the Former Plans after the Effective Date in accordance with this Section 2; and (iii) 6,000,000 additional Shares. Awards may be issued entirely in the form of Incentive Stock Options or through any combination of any one or more of the forms of Awards authorized under the terms of the Plan. As of the Effective Date, no additional Awards will be made from the Former Plans. The Shares subject to an Award under the Plan may be authorized but unissued, or reacquired Common Stock or treasury shares.
(b)General Award Limitations. Subject to adjustment as provided in Section 9 of the Plan, no Recipient may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,000,000 Shares, and (ii) Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Shares during any calendar year that are intended to comply with the Section 162(m) Exception and are denominated in Shares under which more than 500,000 shares may be earned for each twelve (12) months in the vesting period or performance period. During any calendar year no Recipient may be granted Performance Units that are intended to comply with the Section 162(m) Exception and are denominated in cash under which more than $5.0 million may be earned for each twelve (12) months in the performance period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Recipient during the first calendar year in which the Recipient commences employment with the Company and its Subsidiaries. In determining the number of Shares with respect to which a Recipient may be granted an Award in any calendar year, any Award which is canceled shall count against the maximum number of Shares for which an Award may be granted to a Recipient.
(c)Limitations on Director Awards. In addition and subject to Section 9, no Director, except the Chairman of the Board, may be granted Awards with an aggregate grant date value in excess of $275,000 in any calendar year. Such limitation on Director Awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the Director.
(d)Shares Eligible for Reissuance. If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan or (ii) after the Effective Date of the Plan any Shares subject to an award under any Former Plan are forfeited, an award under any Former Plan expires or otherwise terminates without issuance of such Shares, or an award under any Former Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a Stock Appreciation Right), then in each such case the Shares subject to the Award or award under any Former Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that after the Effective Date of the Plan (i) any option or award any Former Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis.
(e)Dividends on Awards with Performance Goals. If an Award under the Plan is subject to vesting based on achievement of certain performance goals, any dividend and dividend equivalents with respect to such Award shall be paid only upon and to the extent that the underlying Award vests.
(f)Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Recipient under Section 2(b), nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (a) and (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (a) and (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
Section 3.Administration of the Plan.
(a)Administration. The Plan shall be administered by the Committee; provided, that with (i) respect to any Award that is intended to satisfy the requirements of Rule 16b-3, such Committee shall consist of at least the number of Directors as is required by Rule 16b-3 and each such Director shall satisfy the required qualifications of such rule and (ii) with respect any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least the number of Directors satisfying the requirements of the Section 162(m) Exception. Committee members shall serve for such term(s) as the Board may determine, subject to removal by the Board at any time. The Committee shall act by a majority of its members, or if there are only two members of such Committee, by unanimous consent of both members. If at any time there is no Committee in office, the functions of the Committee specified in the Plan shall be carried out by the Board.

(b)Powers of the Committee.  Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have exclusive authority, in its discretion, to determine the Fair Market Value of the Common Stock in accordance with Section 1(s) of the Plan and to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted an Award, the type of Award, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, including, without limitation, vesting, acceleration of vesting, exercisability, termination, substitution, cancellation, forfeiture, or repurchase of an Award and the terms of any instrument that evidences the Award. The Committee shall also have exclusive authority to interpret the Plan and its rules and regulations, and to make all other determinations deemed necessary or advisable under or for administering the Plan, subject to Section 13 of the Plan. All actions taken and determinations made by the Committee pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee may, by a majority of its members then in office, authorize any one or more of its members or any Officer of the Company to execute and deliver documents on behalf of the Committee, or delegate to an Officer of the Company the authority to make decisions pursuant to Section 5(d) of the Plan, provided that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 13 of the Exchange Act.
(c)Compliance with Section 409A of the Code. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code and the regulations thereunder. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Recipient. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with respect to this Section 3): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Recipient; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the Recipient holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount on account of a “separation from service” (as defined in Section 409A of the Code) shall be made before a date that is six months following the date of such separation from service, or, if earlier, the date of the Recipient’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or non-United States law. Neither the Company, its Subsidiaries and Affiliates, nor their respective Directors, Officers, Employees or advisers shall be liable to any Recipient (or any other individual claiming a benefit through the Recipient) for any tax, interest, or penalties the Recipient might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
Section 4.Restricted Stock and Restricted Stock Units.
(a)Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock or Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the individuals to whom it will award Restricted Stock or Restricted Stock Units under the Plan, and it shall advise the Recipient in writing, by means of an Award Agreement, of the terms, conditions and restrictions related to the Award, including the number of Shares or Restricted Stock Units to be awarded to the Recipient, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in this Section 4. The Committee may condition the grant or vesting of Restricted Stock or Restricted Stock Units upon the attainment of specified performance goals of the Recipient or of the Company, Subsidiary or Affiliate for or within which the Recipient is primarily employed, or upon such other factors as the Committee shall determine. The provisions of an Award need not be the same with respect to each Recipient. The terms of the Award of Restricted Stock or Restricted Stock Units shall comply in all respects with Applicable Law and the terms of the Plan.
(b)Awards and Certificates. Each Award shall be confirmed by, and subject to the terms of, an Award Agreement. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Recipient shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by such Award. Any certificate issued with respect to Shares of Restricted Stock shall be registered in the name of such Recipient and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture) of the Covanta Holding Corporation 2014 Equity Award Plan and an Award Agreement. Copies of such Plan and Award Agreement are on file at the office of the Secretary of Covanta Holding Corporation.”

If and when the Restriction Period (hereinafter defined) expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the Recipient may request that unlegended certificates for such Shares be delivered to the Recipient.
(c)Terms and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following terms and conditions:
(i)Restriction Period. Subject to the provisions of the Plan and the terms of the Award Agreement, during a period set by the Committee, commencing with the date of grant of such Award (the “Restriction Period”), the Recipient shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock or Restricted Stock Units (the “Restrictions”). The Committee may provide for the lapse of such Restrictions in installments or otherwise and may accelerate or waive such Restrictions, in whole or in part, in each case based on period of service, performance of the Recipient or of the Company, Subsidiary or Affiliate, division or department for which the Recipient is employed or such other factors or criteria as the Committee may determine.
(ii)Rights of Restricted Stock Recipients. Except as provided in this Section 4(c) of the Plan, the applicable Award Agreement and Applicable Law, the Recipient shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Award Agreement, including, if so provided in the Award Agreement, the right to vote the Shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Award Agreement for the Restriction Period, (A) cash dividends on the Shares that are the subject of the Award Agreement shall be paid in cash to the Recipient and may be subject to forfeiture as provided in the Award Agreement and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock. If there is a pro rata distribution of warrants or other rights to acquire shares of Common Stock, then the Recipient shall have the right to participate in or receive such warrants or other rights, provided, however, that any shares of Common Stock acquired pursuant to the exercise of such warrants or other rights shall be subject to the same vesting requirements and restrictions as the underlying Common Stock.
(iii)Rights of Restricted Stock Unit Recipients. The Recipient of Restricted Stock Units shall not have any of the rights of a stockholder of the Company and has no right to vote any shares of Common Stock or to receive any cash dividend. The Committee shall be entitled to specify in a Restricted Stock Unit Award Agreement that in the event that the Company declares a dividend on its Common Stock, the Company will hold in escrow an amount in cash equal to the dividend that would have been paid on the Restricted Stock Units had they been converted into the same number of shares of Common Stock and held by Recipient on the record date of such dividend. Upon adjustment and vesting of the Restricted Stock Unit, any cash payment due with respect to such dividends shall be made to the Recipient.
(iv)Termination of Service Provider Relationship. Except to the extent otherwise provided in the applicable Award Agreement or the Plan or otherwise expressly authorized by the Committee in its sole discretion, if a Recipient ceases to be a Service Provider for any reason during the Restriction Period, all Shares or Restricted Stock Units still subject to restriction shall be forfeited by the Recipient.
(d)Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion, including, without limitation, provisions relating to tax matters including wage withholding requirements and prohibitions on elections by the Recipient under Section 83(b) of the Code. In addition, the terms of the Award Agreements for Restricted Stock need not be the same with respect to each Recipient.
Section 5.Options.
(a)Limitations on Options. For a Director, each Option shall be designated in the written Award Agreement as a Non-Qualified Stock Option. For an Employee, each Option shall be designated in the written Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation for an Employee, to the extent that Incentive Stock Options are amended; the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Recipient during any calendar year (under all plans of the Company and any Subsidiary or Affiliate) exceeds $100,000 or other circumstances exist that would cause the Options to lose their status as Incentive Stock Options, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 5, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. If an Option is granted hereunder that is part Incentive Stock Option and part Non-Qualified Stock Option due to becoming first exercisable in any calendar year in excess of $100,000, the Incentive Stock Option portion of such Option shall become exercisable first in such calendar year, and the Non-Qualified Stock Option portion shall commence becoming exercisable once the $100,000 limit has been reached.
(b)Term of Option. The term of each Option shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:
(A)In the case of an Incentive Stock Option
(1)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary (taking into account the attribution rules under Section 424(d) of the Code), the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant, or
(2)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.
(B)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant; provided that case of Substitute Awards, the exercise price may be less than 100% of Fair Market Value per Share on the date of grant.
(ii)Waiting Period and Exercise Dates. The Committee shall have the authority, subject to the terms of the Plan, to determine any vesting restriction or limitation or waiting period with respect to any Option granted to a Recipient or the Shares acquired pursuant to the exercise of such Option.
(iii)Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Unless limited by the Committee, such consideration may consist entirely of:
(A)cash (in the form of a certified or bank check or such other instrument as the Company may accept);
(B)other Shares owned on the date of exercise of the Option by the Recipient (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based on the Fair Market Value of the Common Stock on the date the Option is exercised; provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted; and provided that if payment is made in the form of Restricted Stock, the number of equivalent shares of Common Stock to be received shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee;
(C)any combination of (A) and (B) above;
(D)by delivery of a properly executed exercise notice together with such other documentation as the Committee and a qualified broker, if applicable, shall require to effect an exercise of the Option, and delivery to the Company of the proceeds required to pay the exercise price;
(E)by requesting that the Company withhold such number of Shares then issuable upon exercise of the Option as will have a Fair Market Value equal to the exercise price of the Shares being acquired upon the exercise of the Option; or
(F)such other consideration and method of payment for the issuance of Shares to the extent permitted by the Committee and Applicable Laws.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Except as otherwise authorized by the Committee, any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. The Committee may at any time, in whole or in part, accelerate the exercisability of any Option.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee in accordance with Section 5(c)(iii) of the Plan and permitted by the Award Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Recipient. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 of the Plan.
(ii)Termination of Relationship as Employee. If a Recipient ceases to be a an Employee, other than for Cause or upon the Recipient’s death, Disability or Retirement, the Recipient, subject to the restrictions of this Section 5(d)(ii), may exercise his or her Option within the time specified in this Section 5(d)(ii) to the extent that the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option may be exercised as follows: (i) if the Option is a Non-Qualified Stock Option, it shall remain exercisable for the lesser of the remaining term of the Option or twelve (12) months from the date of such termination of the relationship as a Service Provider; or (ii) if the Option is an Incentive Stock Option, it shall remain exercisable for the lesser of the term of the Option or three (3) months following the Recipient’s termination of his or her relationship as a Service Provider; provided, however, that if the Recipient dies within such three-month period, any unexercised Option held by such Recipient shall notwithstanding the expiration of such three-month period continue to be exercisable (to the extent to which it was exercisable at the time of death) for the lesser of a period of twelve (12) months from the date of such death; the expiration of the stated term of such Option; or the exercise period that applies for purposes of Section 422 of the Code. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Service Provider for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
Notwithstanding the above, in the event of a Recipient’s change in status from Employee to non-Employee Officer or Director, the Recipient shall not automatically be treated as if the Recipient terminated his or her relationship as a Service Provider, nor shall the Recipient be treated as ceasing to provide services to the Company solely as a result of such change in status. In the event a Recipient’s status changes from Employee to non-Employee Officer or Director, an Incentive Stock Option held by the Recipient shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option three months and one day following such change of status.
(iii)Disability of Employee. If, as a result of the Recipient’s Disability, a Recipient ceases to be an Employee, the Recipient may exercise his or her Option subject to the restrictions of this Section 5(d)(iii) and within the period of time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option shall be exercisable for the lesser of the remaining period of time specified in the Award Agreement or twelve (12) months from the date of such termination. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods applicable under Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
(iv)Death of Employee. If a Recipient dies while an Employee, the Option may be exercised subject to the restrictions of this Section 5(d)(iv) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of twelve (12) months from the date of such death or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the

Plan. In the event of termination of employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Qualified Stock Option.
(v)Retirement of Employee.
(A)Non-Qualified Stock Options. If, as a result of the Recipient’s Retirement, a Recipient ceases to be an Employee, the Recipient may, subject to the restrictions of this Section 5(d)(v), exercise his or her Non-Qualified Stock Option within the time specified herein to the extent the Option is vested on the date of termination, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. Unless otherwise set forth in the Award Agreement, such Option may be exercised for the lesser of the remaining period of time specified in the Award Agreement or three (3) years following the Recipient’s Retirement. Notwithstanding the foregoing, if the Recipient dies within such three (3)-year (or shorter) period, any unexercised Non-Qualified Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of death or the expiration of the stated term of such Option, whichever period is shorter.
(B)Incentive Stock Options. If the Recipient holds an Incentive Stock Option and ceases to be an Employee by reason of his or her Retirement, such Incentive Stock Option may continue to be exercisable by the Recipient to the extent to which it was exercisable at the time of Retirement for a period of three (3) months from the date of Retirement or the expiration of the stated term of such Option, whichever period is the shorter. Notwithstanding the foregoing, if the Recipient dies within such three-month period, any unexercised Incentive Stock Option held by such Recipient shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death; the expiration of the stated term of such Option; or the exercise period that applies for purposes of Section 422 of the Code, whichever period is the shorter.
If, on the date of termination due to Retirement, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination due to Retirement, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(vi)Termination of Relationship as Director. Except as otherwise set forth in the Award Agreement, if a Recipient ceases to be a Director, other than for Cause, the Recipient, subject to the restrictions of this Section 5(d)(vi) and to the extent that the Option is vested on the date of termination of service as a Director, including any acceleration of vesting granted by the Committee, may exercise his or her Option for the lesser of the remaining term of the Option or three (3) years from the date of such termination of the service as a Director. If, on the date of termination, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall revert to the Plan. If a Recipient ceases to be a Director for Cause, the Option shall immediately terminate, and the Shares covered by such Option shall revert to the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(vii)Death of Director. If a Recipient dies while a Director, the Option may be exercised subject to the restrictions of this Section 5(d)(vii) and within such period of time as is specified in the Award Agreement (but in no event later than the earlier of three (3) years or the expiration of the term of such Option as set forth in the Award Agreement), but only to the extent that the Option is vested on the date of death, including any acceleration of vesting granted by the Committee, and has not yet expired as set forth in the Award Agreement. If, at the time of death, the Recipient is not vested as to his or her entire Option and the Committee has not granted any acceleration of vesting, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Recipient’s estate or, if none, by the person(s) entitled to exercise the Option under the Recipient’s will or the applicable laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(viii)Cash Out Provisions. On receipt of written notice of exercise, to the extent permitted by Section 409A of the Code and the regulations thereunder, the Committee may elect, but shall not be required to, to cash out all or any part of the shares of Common Stock for which an Option is being exercised by paying the Recipient an amount, in cash, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which an Option is being exercised on the effective date of such cash out. Cash outs pursuant to this Section 5(d)(viii) relating to Options held by Recipients who are actually or potentially subject to Section 16(b) of the

Exchange Act shall comply with the provisions of Section 16 of the Exchange Act and the rules promulgated thereunder, to the extent applicable.
(ix)No Option Repricing. Except as provided in Section 9 of the Plan, the Committee shall not be permitted to Reprice an Option after the date of grant without the approval of the Company’s stockholders.
Section 6.Other Awards.
The Committee, in its sole discretion, but subject to the terms of the Plan, may grant the following types of Awards (in addition to or in combination with the Awards of Options and Restricted Stock described above) under the Plan on a standalone, combination or tandem basis:
(a)Stock Appreciation Right. The Committee may grant a right to receive the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Spread”). Upon exercise of a Stock Appreciation Right, the Spread with respect to a Stock Appreciation Right will be payable in cash, Shares with a total Fair Market Value equal to the Spread or a combination of these two. The terms of the Award Agreements granting Stock Appreciation Rights need not be the same with respect to each Recipient. The term of each Stock Appreciation Right shall be stated in the Award Agreement but shall be no longer than ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. A Stock Appreciation Right shall be subject to adjustment as provided in Section 9 of the Plan. Except as provided in Section 9 of the Plan, the Committee shall not be permitted to Reprice a Stock Appreciation Right after the date of grant without the approval of the Company’s stockholders. The Committee may provide for the automatic exercise on the last day of the term for any Stock Appreciation Right where the Fair Market Value of the Stock Appreciation Right is greater than zero.
(b)Performance Award. The Committee may grant a Performance Award based on the performance of the Recipient over a specified performance period. A Performance Award may be awarded to an Employee contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Employee is employed, if applicable, during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period, but subject to such later revisions as the Committee may deem appropriate to reflect significant, unforeseen events or changes. The Performance Award may consist of a right to receive Shares (or cash in an amount equal to the Fair Market Value thereof) or the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of Shares over a specified period. Each Performance Award shall have a maximum value established by the Committee at the time such Award is made. Payment of a Performance Award may be made following the end of the performance period in cash, Shares (based on the Fair Market Value on the payment date) or a combination thereof, as determined by the Committee, and in a lump sum or installments as determined by the Committee. Except as otherwise provided in an Award Agreement or as determined by the Committee, a Performance Award shall terminate if the Recipient does not remain continuously in the employ of the Company at all times during the applicable performance period. The terms of the Award Agreements granting Performance Awards need not be the same with respect to each Recipient.
(c)Performance Shares. The Committee may grant Performance Shares to a Recipient. Performance Shares may be awarded to an Employee contingent upon future performance of the Company or any Affiliate, Subsidiary, division or department thereof in which such Employee is employed, if applicable, during the performance period. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the number of Performance Shares payable in cash, shares or a combination of cash and Shares, as applicable. Each Performance Share must have an initial value equal to the Fair Market Value of a Share on the date of grant. Unless otherwise provided in an Award Agreement or determined by the Committee, Performance Share Awards shall terminate if the Recipient does not remain an Employee of the Company, or its Affiliates or Subsidiaries at all times during the applicable performance period. The terms of the Award Agreements granting Performance Shares need not be the same with respect to each Recipient.
(d)Performance Units. A Performance Unit is designated in a dollar amount of cash. The Committee may grant Performance Units that will result in a payment to an Employee only if performance goals established by the Committee are achieved. The Committee will set the performance periods and performance objectives that, depending on the extent to which they are met, will determine the amount of Performance Units payable in cash, Shares or a combination of cash and Shares, as applicable. Performance Units will have an initial dollar value established by the Committee prior to the date of grant. Unless otherwise provided in an Award Agreement or determined by the Committee, Performance Unit awards shall terminate if the Recipient does not remain an Employee of the Company, or its Affiliates or Subsidiaries at all times during the applicable performance period. The terms of the Award Agreements granting Performance Units need not be the same with respect to each Recipient.
(e)Other Share-Based Awards. The Committee may, in its discretion, grant other Share-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

Section 7.Qualified Performance-Based Compensation
The Committee may designate any Award as “qualified performance-based compensation” for purposes of the Section 162(m) Exception. Accordingly, in the case of such Awards, the Plan shall be administered and the provisions of the Plan or any related Award Agreement shall be interpreted in a manner consistent with the Section 162(m) Exception. Any Awards designated as “qualified performance-based compensation” shall be conditioned on the achievement of objective tests based on one or more of the following performance measures as determined by the Committee:
(i)earnings;
(ii)operating profits (including measures of earnings before interest, taxes, depreciation and amortization (“EBITDA”), or adjusted EBITDA);
(iii)free cash flow or adjusted free cash flow;
(iv)cash from operating activities;
(v)revenues;
(vi)net income;
(vii)financial return ratios;
(viii)market performance;
(ix)stockholder return and/or value;
(x)net profits;
(xi)earnings per share;
(xii)profit returns and margins;
(xiii)stock price;
(xiv)stock price compared to a peer group of companies;
(xv)working capital;
(xvi)capital investments;
(xvii)returns on assets;
(xviii)returns on equity;
(xix)returns on capital investments;
(xx)selling, general and administrative expenses;
(xxi)discounted cash flows;
(xxii)productivity;
(xxiii)expense targets;
(xxiv)market share;
(xxv)cost control measures;
(xxvi)strategic initiatives;
(xxvii)changes between years or periods that are determined with respect to any of the above-listed performance criteria;
(xxviii)net present value; and
(xxix)economic profit.
Performance criteria may be measured solely on a Company, Subsidiary or business unit basis, on specific capital projects or groups of projects or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The measure for any such award may include or exclude items to retain the intents and purposes of specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, acceleration of payments, costs of capital invested, discount factors, and any unusual or nonrecurring gain or loss. In order to qualify as performance-based under Section 162(m) of the Code, the performance criteria will be established before 25% of the performance period has elapsed and will not be subject to change (although future awards may be based on different performance criteria). The performance periods may extend over one to five calendar years, and may overlap one another.
Section 8.Non-Transferability of Awards.
Unless otherwise specified by the Committee in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) will or by the laws of descent or distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Options and other Awards may be exercised, during the lifetime of the Recipient, only by the Recipient or by the guardian or legal representative of the Recipient or by an alternate payee pursuant to a qualified domestic relations order. Any attempt to assign, pledge or otherwise transfer any Award or of any right or privileges conferred thereby, contrary to the Plan, or the sale or levy or similar process upon the rights and privileges conferred hereby, shall be void.
Section 9.Adjustments Upon Changes in Capitalization.
Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the limitations set forth in Section 2(b) and Section 2(c), and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration;” and (b) no adjustment shall be made below par value and no fractional shares of Common Stock shall be issued. Such adjustment shall be made by the Board in its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of an extraordinary cash dividend, the Committee may, in its sole discretion, equitably adjust the aggregate number of Shares available under the Plan, as well as the exercise price, number of Shares and other appropriate terms of any outstanding Award in order to preserve the intended benefits of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
Section 10.Eligibility for Awards.
Awards may be granted to Employees and Directors. In addition, an Award may be granted to a person who is offered employment by the Company, a Subsidiary or an Affiliate, provided that such Award shall be immediately forfeited if such person does not accept such offer of employment within such time period as the Company, Subsidiary or Affiliate may establish. If otherwise eligible, an Employee or Director who has been granted an Award may be granted additional Awards.
Section 11.Date of Grant.
The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Recipient within a reasonable time after the date of such grant.
Section 12.Term; Amendment and Termination of the Plan.
(a)Amendment and Termination. Subject to this Section 12, the Board may at any time amend, alter, suspend or terminate the Plan. Subject to Section 7 and the other terms of the Plan, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Recipient without the Recipient’s consent.
(b)Stockholder Approval. The Company shall obtain stockholder approval of any material Plan amendment and any amendment to the extent necessary and desirable to comply with the Code (or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law, rule or regulation.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Recipient (except such an amendment made to comply with Applicable Law, including without limitation, Section 409A of the Code, stock exchange rules or accounting rules), unless mutually agreed otherwise between the Recipient and the Committee, which agreement must be in writing and signed by the Recipient and the Company.

Section 13.Conditions upon Issuance of Shares.
(a)Legal Compliance. Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may cause a legend or legends to be placed on any certificates for Shares or other securities delivered under the Plan as it may deem appropriate to make reference to such legal rules and restrictions, or to impose any restrictions on transfer.
(b)Withholding Obligations. The Committee may take such steps as are considered necessary or appropriate for the withholding of any federal, state, local or foreign taxes of any kind which the Company is required by any law or regulation of any governmental authority to withhold in connection with any Award under the Plan, including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Common Stock to be issued under the Plan, until such time as the Recipient has paid the Company for any amount which the Company is required to withhold with respect to taxes. Unless otherwise determined by the Committee, withholding obligations may be settled with vested Common Stock, including vested Common Stock that is part of the Award that gives rise to the withholding requirement. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with vested Common Stock.
(c)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(d)Grants Exceeding Allotted Shares. If the number of Shares covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Applicable Law and Section 12(b) of the Plan.
Section 14.General Provisions.
(a)Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company (“Effective Date”), provided that such approval occurs on or before the first anniversary of the date of its adoption by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws and the rules of any stock exchange upon which the Common Stock is listed. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 12 of the Plan.
(b)No Contract of Employment. Neither the Plan nor any Award hereunder shall confer upon an individual any right with respect to continuing such individual’s employment relationship with the Company, nor shall they interfere in any way with such individual’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.
(c)Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(d)Governing Law. The Plan and all Awards made and actions thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
(e)Prohibition on Loans to Recipients. The Company shall not lend funds to any Recipient for the purpose of paying the exercise or base price associated with any Award or for the purpose of paying any taxes associated with the exercise or vesting of an Award.
(f)Unfunded Status of Plan. It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payment; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
(g)Liability of Committee Members. Except as provided under Applicable Law, no member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it. Neither the Company, the Board nor the Committee, nor any Subsidiary or Affiliate, nor any directors, officers or employees thereof, shall be liable to any Recipient or other person if it is determined for any reason by the Internal Revenue Service or any court that an Incentive Stock Option granted hereunder does not qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

(h)Return and/or Forfeiture of Performance-Based Payments or Awards. Notwithstanding any other provision in this Plan or in any Award Agreement, in the event that pursuant to the terms or requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or of any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, and in the event any Award is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of financial results of the Company, then any payments made or awards granted shall be returned and forfeited to the extent required and as provided by applicable laws, rules, regulations or listing requirements.
(i)Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries or Affiliates may operate to assure the viability of the benefits from Awards granted to Recipients performing services in such countries and to meet the objectives of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF
Covanta Holding Corporation
May 8, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy access.

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/01602/
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. The Board of Directors recommend a vote “FOR” the				The Board of Directors recommend you vote “FOR” the following proposals:
election of the listed nominees as Directors for a term of one year.					FOR	AGAINST	ABSTAIN
		NOMINEES:		2. To ratify the appointment of Ernst & Young LLP as Covanta Holding Corporation’s independent registered public accountants for the 2014 fiscal year.	☐	☐	☐
☐	FOR ALL NOMINEES	O David M. Barse O Ronald J. Broglio O Peter C.B. Bynoe
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Linda J. Fisher O Joseph M. Holsten
		O Anthony J. Orlando			FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)	O William C. Pate O Robert S. Silberman O Jean Smith O Samuel Zell		3. To approve the Covanta Holding Corporation 2014 Equity Award Plan.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				4. Advisory vote to approve the compensation of Covanta Holding Corporation's named executive officers as discussed in the proxy statement.	☐	☐	☐
NOTE: Consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
YOUR VOTE IS IMPORTANT!
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐	PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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COVANTA HOLDING CORPORATION
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors
The undersigned stockholder of Covanta Holding Corporation, a Delaware corporation (the “Company”), hereby appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 8, 2014, at 11:00 A.M., Eastern Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director as described in the Proxy Statement and “FOR” Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4 listed in this proxy and as described in the Proxy Statement. The proxy holders are authorized to vote in their discretion on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

¢	14475	¢